Exhibit 3.1

MEMORANDUM

&

ARTICLES OF ASSOCIATION

OF

PATNI COMPUTER SYSTEMS, LIMITED

No ::  11 - 020127

C.I.N.

CERTIFICATE OF CHANGE OF NAME

UNDER THE COMPANIES ACT, 1956

In the matter of PATNI COMPUTER SYSTEMS PRIVATE LIMITED I do hereby certify that pursuant to the provisions of section 23 of Companies Act, 1956 and the Special Resolution passed under Sec. 31/44 of the Companies Act by the Company at its Annual/Extra-Ordinary General Meeting held 18, AUGUST, 2003. The name of “PATNI COMPUTER SYSTEMS PRIVATE LIMITED has this day been changed to “PATNI COMPUTER SYSTEMS LIMITED” and that the said Company has been duly Incorporate as a company under provisions of the said Act.

Dated this EIGHTEENTH Day of SEPTEMBER Two Thousand Three.

/s/ R.V. Dani
[SEAL]	(R.V. DANI)
REGISTRAR OF COMPANIES
PUNE (M.S.)

Word Private Added u/s–43A(2A) w-e of 27-06-02.	Deleted the word Private u/s 43A(1-B)

REGISTRAR OF COMPANIES	Asstt. Registrar of Companies Maharashtra, Bombay.

CERTIFICATE OF INCORPORATION

No. 20127 of 1978.

I hereby certify that PATNI COMPUTER SYSTEMS [ILLEGIBLE] LIMITED ** ** is this day incorporated under the Companies Act, 1956 (No. 1 of 1956) and that the Company is Limited

Given under my hand at BOMBAY this TENTH day of FEBRUARY One thousand nine hundred and SEVENTY-EIGHT.

/s/ D. J. Biswas
[SEAL]	(D.J. BISWAS)
Registrar of Companies, Maharashtra.

NO. 11-20127

FRESH CERTIFICATE OF INCORPORATION CONSEQUANT
ON CHANGE OF NAME

IN THE OFFICE OF THE REGISTRAR OF COMPANIES, MAHARASHTRA, BOMBAY

In the matter of * PATNI COMPUTER SYSTEMS LIMITED.

I hereby approve and signify in writing under Section 43A(4) of the Companies Act, 1956 (Act I of 1956) read with the Government of India, Department of Company Affairs Notification No.G.S.R. 507E dated the 24th June, 1985 the conversion of the company from public into a private one and

I hereby certify that M/s. PATNI COMPUTER SYSTEMS LIMITED.  [SEAL] which was originally incorporated on TENTH day of FEBRUARY 1978 under the ** COMPANIES Act 1956 and under the name PATNI COMPUTER SYSTEMS PRIVATE LIMITED. LIMITED having complied with the requirements under section 43A(4) of the Companies Act, 1956 the name of the said company upon reconversion is this day changed to PATNI COMPUTER SYSTEMS LIMITED.

Given under my hand at BOMBAY this FIFTEENTH day of APRIL 1991 (One Thousand nine hundred ninety-one)

/s/ H.S. Sharma
(H.S. SHARMA)
Addl.	Registrar of Companies
[SEAL]	Maharashtra, Bombay

Note:	1.*	Here give the name of the company as existing prior to the change.
	2.**	Here give the name of the Act under which the company was originally registered and incorporated.

CERTIFICATE OF INCORPORATION

No. 20127 of 1978.

I hereby Certify that PATNI COMPUTER SYSTEMS PRIVATE LIMITED.  **  ** is this day incorporated under the Companies Act, 1956 ( No. 1 of 1956) and that the Company is Limited

Given under my hand at BOMBAY this TENTH day of FEBRUARY, One thousand nine hundred and SEVENTY-EIGHT.

The Seal of
The Registrar	/s/ D. J. Biswas
of Companies	(D. J. BISWAS)
Maharashtra	Registrar of Companies
Maharashtra.

COMPANIES ACT, 1956

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

PATNI COMPUTER SYSTEMS LIMITED

I.                                         The name of the Company is PATNI COMPUTER SYSTEMS LIMITED

II.                                     The Registered Office of the Company will be situated in the State of Maharashtra.

III.                                 The objects for which the Company is established are :-

(A)                  THE MAIN OBJECTS OF THE COMPANY TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION ARE :-

1.                                       To acquire and take over the Industrial and Import licenses concessions and privileges from Messrs. Ravi & Ashok Enterprises on payment of all costs, charges and expenses incurred by them.

2.                                       To manufacture, purchase, sell or otherwise transfer, lease, import, export, hire, license, use, dispose off, operate, fabricate, construct, distribute, assemble, design, charter, acquire, market, recondition, work upon or otherwise, generally deal in any electronic, electrical, mechanical and electromechanical product, machine, apparatus, appliance, custom products, merchandise, systems, software procedures, peripheral products, computers, tabulators, dataprocessing machines and systems and components thereof, electronic calculators, electric and electromechanical accounting systems, terminal products and systems, machines for registering data preparation, recording, perforating, tabulating, sorting printing, typewriting products which possess an internal intelligence for recognizing and co-relating any type of data or information to be processed recognition and memory systems, optical scanning machine transmission lines, transmission equipment, terminals, copying, reproducing and distributing machines, check signing, protecting and disbursing equipment machines for facsimile reproduction, facsimile transmission and word processions facilities and accessories and devices of all kinds, and for all purposes and any products and component parts thereof or materials or articles used in connection therewith, and any-all other machinery, appliance, apparatus, devices, materials, substances, business firms and supplies, articles or things of a character similar or analogous to the foregoing, or any of them or connected therewith.

3.                                       To establish, maintain and conduct training schools, courses and programmes in connection with the use, purchase, sale, import, export, license, distribution, design, manufacture or rental of the aforesaid types of machines, apparatus, appliances, systems and merchandise and of articles required in the use thereof or used in connection therewith

4.                                       To carry on the business of developing, improving designing, marketing, selling and licensing software and program-products of any and all description.

5.                                       To carry on the business of electricians, electrical, electronic engineers and manufacturers

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of and dealers in electrical, mechanical, chemical, optical and electronic machines, appliances and apparatus of every description.

6.                                       To carry on the business of consultants in computers, computer-oriented systems all branches of computer science, civil, electrical, electronic, mechanical, chemical, optical, metallurgical and all other branches of engineering.

7.                                       To carry on business of consultancy services related to the preparation and maintenance of accounting, statistical, scientific or mathematical, information and reports, data conversion, data processing, programming, collecting, storing, processing and transmitting information and data of every kind and description, systems analysis and machine services for solving or aiding commercial, industrial, scientific and research problems and for all other related business.

8.                                       To carry on the business of advisers and consultants and collaborators on all matters and problems relating to the administration, organisation, finance management, personnel, commencement or expansion of industry and business (including construction of plants and buildings production, purchases, sales marketing, advertisement, publicity, personnel export and import) and of institutions, concerns, bodies, associations (incorporated and unincorporated), departments and services of the government, public or local authorities, trusts, scientific research and development centres.

9.                                       To act as service organization or bureau for providing advise and services in various fields-general, administrative, secretarial, consultancy, commercial, financial, legal, economic, labour, industrial, public relations, scientific, technical, direct and indirect taxation and other levies, statistical, accountancy, quality control and data processing.

10.                                 To supply and provide, maintain and operate, design any engineering consultancy services applicable over the whole range of industry, trade, commerce and agriculture.

(B)                                                       THE OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE MAIN OBJECTS:

11.                                 To depute any of the representatives, Directors or other employees of the Company to any part of India or abroad, for the purposes of promoting and conducting more profitably all or any of the business of the Company.

12.                                 To repair, alter, remodel, clean, renovate, convert, manipulate and prepare for resale and resell any goods from time to time belonging to the Company.

13.                                 To employ experts to investigate and examine into the conditions, prospects, value character and circumstances of any business concerns and undertaking and generally of any assets, property or rights.

14.                                 To build, construct, alter, improve, maintain, enlarge, pull down, remove or replace and to develop work, manage, carry out and control any land, buildings, offices, factories, mills, shops, machineries, engines or any roads, ways, branches, or sidings, bridges, wells, water courses, wharves, warehouses, electric works, shops, stores, chawls and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out or control development, and to form with any other person or company in doing any of these things

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and the Company will not do the business of Managing Agency/Secretaries and treasurership.

15.                                 To purchase, take on lease or in exchange, hire or otherwise acquire any immoveable or moveable property, any rights or privileges which the Company may think necessary or convenient for the purposes of its business or to enhance the value of any other property of the Company and in particular any land, buildings, easements, machinery, plant and stock-in-trade, and either to retain any property to be acquired for the purposes of the Company’s business or to turn the same to account as may seem expedient.

16.                                 To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of property suitable for the purpose of this Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

17.                                 To let on lease or on hire-purchase system or to lend or otherwise dispose off any property belonging to the Company and to finance the purchase of any article or articles by the purchase of any such article or articles and the letting thereof on the hire-purchase system or otherwise however but the Company will not do Banking Business as defined under the Banking Regulation Act, 1949.

18.                                 To carry on business on own account or on account of the constituents as buyers, sellers, importers, exporters, agents, dealers, or as manufacturers, of all or any of the goods and things in which the Company is authorised to deal.

19.                                 To establish and conduct or discontinue or close agencies and branches and to employ agents in the carrying on of the business of the Company whether in India or elsewhere on such terms and conditions as may be necessary or expedient or to act as agents for others subject to Law in force.

20.                                 To acquire from time to time and to manufacture and deal in all such stock-in-trade goods chattel and effects as may be necessary or convenient for any business for the time being carried on by the Company.

21.                                 To carry on the business of stationers, printers, lithographers, stereotypers, electro-typers, photographic printers, photo-lithographers, engravers, die-sinkers, envelope manufacturers, book-binders, account-book manufacturers, machine rulers, numerical printers, paper makers, paper bag and account book makers, box makers, card-board manufacturers, type-founders, photographers, manufacturers of and dealers in playing, visiting, railway, festive, complimentary and fancy cards and valentines, dealer in parchment, dealers in stamps, agents for the payment of stamp and other duties, advertising agents designers, draftsmen ink manufacturers, book-sellers, publishers, paper manufacturer of paper, engineers, cabinet makers and dealers in or manufacturers of any other articles or things of a character similar or analogous to the foregoing or any of them or connected therewith.

22.                                 To act in conjunction with, unite or amalgamate with, create or constitute or assist in creating or constituting any other company or association of a kind similar wholly or partially to this Company for the purpose of acquiring all or any of the properties, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company, and to buy or absorb all or any part of the business or property of any such company or association and to acquire and secure membership, seat or privilege in and of any association, exchange, market or institution in India or any part of the world.

23.                                 To apply, for promote and obtain any Act, privilege, concession, license, authorisation, if

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any, of and/or from any Government, State or Municipality, provisional order or license or any authority for enabling the Company to carry on its objects into effect, or for extending any of the powers of the Company, or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

24.                                 To make donation to such persons or institutions either by cash or any other assets as may be thought directly or indirectly, conductive to any of the Company’s objects or otherwise expedient and in particular, to remunerate any person or corporation introducing business to this Company and also to subscribe, contribute or otherwise assist or guarantee money to or for charitable, scientific, religious or benevolent, national, public or other institutions or objects or for any exhibition or for any public, general or other object but not for any political purpose.

25.                                 To carry on any other business which may seem to the Company to be capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

26.                                 To buy, purchase, sell, lease, take on lease, exchange or otherwise acquire lands, buildings and hereditaments of any tenure or description in India or elsewhere whether for residential, business, manufacturing or other purposes, and any rights, easements, advantages and privileges relating thereto and either for investment or resale or for trafficking in the same and to turn the same into account as may seem expedient, and to construct, alter, improve, decorate, develop, furnish and maintain offices, flats, houses, factories, warehouses, godowns, shops, buildings and other structures, works and conveniences of all kinds on any of the lands or immoveable properties purchases or acquired by the Company and to lease, sell deal in or to otherwise dispose off the same.

27.                                 To borrow or raise monies or to invite foreign financial participation or loans for the purposes of the Company by promissory notes, bills of exchange, hundies and other negotiable or transferable instruments or by mortgage, charge, hypothecation or pledge, or by debentures, or by debenture stock, perpetual or otherwise charged upon all or any of the Company’s property and assets both present and future moveable and immoveable, including its uncalled capital, upon such terms as the Directors may deem expedient or in such other manner, with or without security as may be deemed expedient, or to take money on deposit or otherwise (merely for the purpose of financing the business of the Company) and to lend money to customers and others having dealings with the Company and to guarantee the performance of contracts by any such persons, and to execute all deeds, writings and assurances for any of the aforesaid purposes.

28.                                 To open current, fixed or other accounts with any Bank, shroff or merchant and to pay into and to draw monies from such accounts.

29.                                 To advance and lend money on such security as may be thought proper or without taking any security therefor.

30.                                 To invest the funds of the Company from time to time in such manner and in such assets, properties, securities, shares, bullion or investments or otherwise as may from time to time be determined by the Directors, and from time to time sell or vary all such investments and to execute all assignments, transfers, receipts and documents that may be necessary in that behalf.

31.                                 To receive money on deposit merely for the purpose of financing the business of the Company,

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with or without allowance of interest thereon.

32.                                 Subject to the provisions of the Banking Regulations Act, 1949 and the directives issued from time to time, by the Reserve Bank of India or any other relevant authority to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments or securities and to give security bonds and for the said purpose execute all deeds, documents and articles.

33.                                 To deal with the funds of the Company in such manner as shall, from time to time be thought necessary or for the benefit of the Company and to create any Reserve fund, Sinking fund, Insurance fund, Depreciation funds, Dividend Equalisation fund or any other special fund.

34.                                 To pay all preliminary expenses for any company promoted by the Company or any company in which the Company is may contemplate being interested including in such preliminary expenses all, or any part of the costs and expenses or owners of any business or property acquired by the Company.

35.                                 Subject to the provisions of the Companies Act, 1956, to pay out of the funds of the Company all expenses which the Company lawfully pay with respect to the promotion, formation and registration of the Company or the issue of its capital including brokerage and commission for obtaining application for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company.

36.                                 To refer or agree to, refer any claim, demand, dispute or any other question, by or against the Company, or in which the Company is interested or concerned and whether between the Company and the member or his or their representatives, or between the Company and third parties to arbitration in India or to any place outside India, to observe and perform and to do all acts deeds, matters and things to carry out or enforce the awards

37.                                 To pay for any rights or property acquired by the Company and to remunerate any person or company for services rendered or to be rendered in placing of shares in the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the acquisition of property by the Company of the conduct of its business whether by cash payment or by the allotment of shares, debentures or other securities of the Company, credited as paid up in full or as part or otherwise.

38.                                 To adopt such means of making known that the business of the Company as may seem expedient, and in particular by advertising in the press, by circulars, by purchase and exhibition or works of art or interest by publication of books and periodicals and by granting prizes, rewards and donations by lawful means but not to political parties.

39.                                 To distribute among the members in specie any property of the Company or any proceeds of sale or disposal of any property of the Company subject to the provisions of Companies Act, 1956.

40.                                 To insure the whole or any part of the Property of the Company either fully or partially to protect and indemnify the Company from liability or loss in any respect either fully or partially and also to insure and to protect and indemnify and part or portion thereof either on mutual principal or otherwise.

41.                                 To establish branches or appoint agencies in or outside India for or in connection with any of the objects of the Company and in particular in relation to the investment of money, the sale of property and the collection and receipt of money subject to the Acts and prescribed rules of those countries.

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42.                                 To do and procure to be done all or any of the above things in any part of the world, either as Principals, Agents, Contractors or otherwise and either alone or in conjunction with other and either by or through agents, subcontractors, trustees or otherwise and to allow any property to remain outstanding in such agents or trustees, subject to Law in force.

43.                                 To sell, dispose of or transfer the business, property and undertaking of the Company or any part thereof for any consideration which the Company may deem fit, to accept and in particular for shares, debentures, debenture stock, bonds or securities of any other company having objects altogether or in part similar to those of this Company, to promote any other company or companies for the purpose of its or their acquiring all or any of the property, rights or liabilities of this Company or for any other purpose which may seem calculated to benefit this Company.

44.                                 To provide for welfare of the Directors or ex-Directors or the employees or ex-employees of the Company, and the wives, widows and families, of such persons, by building or by contributing to the building of houses, dwelling houses, chawls or by grants of money, pensions, allowances, bonus or other payments or by creating and from time to time subscribing to provident and other funds and by providing or subscribing towards schools, places of instruction and recreation and hospitals, dispensaries, medical and other assistance and the Company shall think fit, and to form, subscribe to or otherwise aid benevolent, charitable, religious, scientific, national, public, or other institutions or objects or purposes.

45.                                 From time to time to subscribe or contribute to any charitable, benevolent or useful objects of a public character the support of which will in the opinion of the Company tend to increase its repute or popularity among its employees, customers or the public.

46.                                 To give to any officers, servants or employees of the Company any share or interest in the profits of the Company’s business or any branch thereof and whether carried on by means or through the agency of any subsidiary company or not and for that purpose to enter into any arrangement the Company may think fit.

47.                                 To carry on any business or branch of any business which the Company is authorised to carry on by means or through the agency of any subsidiary company or companies, whether at home or abroad to enter into (any arrangement with) any such subsidiary company for taking the profits or bearing the losses of any business or branch so carried on or for financing any such subsidiary company or guaranteeing its liabilities or to make any other arrangements which may seem desirable with reference to any business or branch so carried on, including power at any time either temporarily or permanently to close any such business or branch and to act as managers of any subsidiary company, subject to Law in force.

48.                                 To accept stock or shares in or the debentures, mortgage debentures or other security of any other company in payment or part payment or any services rendered or for any sale made to or debt owing from any such company.

49.                                 To enter into negotiations with foreign countries and other persons for obtaining by grant, licence or on other terms, formula and/or collaboration, information, know-how and expert advice.

50.                                 To do all such other things as may seem incidental or conducive to the attainment of the above objects or any of them or which may be conveniently carried on and done in connection therewith or which may be calculated directly or indirectly to preserve or enhance the value of or render profitable or marketable any business or property of the Company.

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(C) THE OTHER OBJECTS:-

51.                                 To carry on business as importers, exporters, import agents, buyers and sellers of mechanical, electrical, refrigeration, air conditioning pharmaceutical, chemical and other products, apparatus, tools, appliances and other commodities, articles, goods or things of every description and as general merchants.

52.                                 To carry on the business of manufacturing and compressing oxygen, hydrogen, nitrogen, carbonic acid, acetylene and other gases or chemicals or kindred substances or any compounds there or by any process, and of selling or applying such gases, substances and compounds or any of them to such purposes as the Company may from time to time think desirable, and to manufacture, buy, sell, let on hire, deal in engines, cylinders, compressors, machines and other apparatus and conveniences which may seem calculated to promote (directly or indirectly) the consumption of gases.

53.                                 To manufacture and deal in metals, substances and materials of all kinds (including glass) which may be usefully or conveniently employed in the manufacture of receivers for compressed or liquified or other gases, and all machinery, appliances, tools, articles and things used or capable of being used for closing or in the manufacture of appliances for closing such receivers or for closing or stoppering bottles or for liberating the gases or other contents of any such receivers or the tools required for or used in the manufacture of any such articles or things or for any of the purposes aforesaid.

54.                                 To carry on the business of manufacturing, buying and selling dissolved acetylene, acetylene lamps, generators and plants, acetylene apparatus and accessories and other apparatus, appliances, articles and things which may seem calculated to promote or to be capable of being used in connection with the consumption of dissolved acetylene.

55.                                 To carry on the business of chemist, druggist, importers and manufacturers of and dealers in carbide of calcium and other pharmaceutical, medicinal, chemical, industrial and other preparations and articles, compounds, cements, oils, paints, pigments and varnishes, makers of and dealers in proprietary articles of all kinds, and electrical, chemical, photographical, surgical and scientific apparatus and materials.

56.                                 To manufacture, buy, sell, improve, treat, preserve, aerate, mineralise, bottle or otherwise deal in mineral and aerated waters and to buy, sell and otherwise deal in essences, mineral and aerated water factory requisites and in thermos or similar flasks.

57.                                 To carry on the trades or business of manufacturing and distributing chemists and druggist, either wholesale or retail together with all or any trades or business usually carried on in connection therewith and to prepare, manufacture, import, produce, buy, sell and deal in all kinds of gas, salts, acids, alkalies, drugs, medicines, medicaments herbs, pharmaceutical, chemical and surgical materials, drugs or articles.

58.                                 To carry on the business of manufacturers of, and dealers in, papers and boards of all kinds including straw board, grey board, mill board, cardboard, box board, duplex board, triplex board, ticket board and wall and ceiling papers and articles made from paper or pulp and materials used in the manufacture of treatment of papers and boards.

59.                                 To carry on the business of an Investment Company or an Investment Trust Company and to undertake and to transact all kinds of trust and agency business.  To carry on business as financiers and for that purpose to lend or invest money and negotiate loans in any form or manner, to draw, accept, endorse, discount, buy, sell and deal in bills of exchange, hundies, promissory notes and other negotiable instruments and securities and also to issue on

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commission, to subscribe for, underwrite, take, acquire and hold, sell and exchange and deal in shares, stocks, bonds or debentures or securities of any Government or public authority or company, gold, silver and bullion, and to form, promote subsidise and assist companies, syndicates and partnership of all kinds to promote and to start industries and also to give any guarantee for payment of money or performance of any obligation or undertaking and to undertake and execute any trust and generally to carry on and undertake any business, undertaking, transaction or operation commonly carried on or undertaken by capitalists, promoters, financiers and underwriters, industrialists but not to carry on the business of banking or insurance within the purview of the Banking Regulation Act, 1949 or the Insurance Act, 1938.

60.                                 To carry on the business as merchants, traders, commission agents, brokers, adatias or in any other capacity in India or elsewhere and to import, export, buy, sell, barter, exchange, pledge, mortgage advance upon or otherwise deal in goods, produce, articles and merchandise of any kind.

61.                                 To carry on the business of manufacturers, importers and exporters of and dealers in Chemical Products of any nature and kind whatsoever including heavy chemicals, petrochemicals synthetic chemicals, organic and inorganic, microbiological, pharmaceutical and other allied preparations and articles as also cements, coils, paints, pigments, varnishes, compounds, drugs, dyestuffs, organic or mineral intermediates.

62.                                 To carry on the business of manufacturers of and dealers in sheet glass, plate, glass wired glass, figured glass, safety glass, toughen glass and mirrors and all sorts of glass and glassware and all other articles and things and ingredients which can or may conveniently be used for the manufacture of or in connection with all such articles and things as aforesaid.

63.                                 To carry on the business as manufacturers, processors, buyers, sellers, consignors, consignees and commission agents of and dealers in all kinds of air handling, industrial engineering and other machineries, plants, equipment, accessories, machine tools and implements, chemicals, raw materials and stores, including scientific, electrical, optical, research control, surgical and educational instruments, equipment, appliances and apparatuses and to manufacture, produce, repair, alter, convert, recondition, prepare for sale, buy, sell, hire, import, export, let out on hire trade and deal in machines, tools and implements, other machinery, plant, equipment, articles, apparatus, appliances, component parts, accessories, fittings and things in any stage or degree of manufacture process or refinement.

64.                                 To carry on business of manufacturers, importers and exporters or dealers in wires, conductors, copper, aluminium, steel, reinforced or otherwise cables and wires (insulated or otherwise) mains, switches, meters switchgears, pipes, flexible cords (using rubber or any other substance) rubber, polyving chloride, paper or any other insulation and/or covering materials of all kinds, lamps, exchanges, telephone and other apparatuses and equipment and generally all kinds of electric, magnetic, galvanic, electronic, telegraphic, power supply and other apparatuses and equipment and electric, magnetic, electronic and galvanic goods and articles of all kinds and description and required for or capable of being used in connection with the generation, accumulation distribution, supply and employment of electricity or other energy.

65.                                 To carry on the business of and dealers in plastic and plastics products of every description.

66.                                 To carry on the business of manufacturers and dealers in cloth, cotton, silk, woollen, linen, hemp, jute and other yarns, and all kinds of fabrics manufactured from such yarns, and all kinds of imitation leathers and rubbers and also waterproof goods and articles manufactured there from, dress preservers, press linings, boot linings, trunk linings, umbrellas, parasols,

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flags, tents, picture frames, artificial frames artificial flowers and surgical appliances floor clothes and clothes of all variety.

67.                                 To carry on all or any of the business of builders and contractors, engineers, tin-plate manufacturers and merchants, box manufacturers, stampers, die sinkers, iron-mongers, manufacturers, merchants and dealers of and in machinery tools, optical, phonographic and photographic implements and goods, chemists, electricians, workers and dealers in electricity, motive power, light and heating accessories in connection therewith and merchants and dealers in all kinds of metals and hardware goods, manufacturers and dealers of and in all kinds of wireless goods, chairs and tent and fancy article and goods, woodworkers, carriers, motor car dealers and garage proprietors and machinery merchants.

68.                                 To cultivate tea, coffee, cinchona, rubber and other produce, and to carry on the business of tea planters in all its branches, to carry on and work the business of cultivators, winners and buyers of every kind of vegetable, mineral, or other produce of soil to prepare, manufacture and render marketable any such produce, and to sell, dispose of and deal in any such produce, either in its prepared, manufactured or raw state, and either by wholesale or retail.

69.                                 To carry on business as manufacturers or producers distributors, dealers, agents, hirers, exhibitors of training, educational films for use of computers, computer software.

70.                                 To carry on business as distributors, dealers, agents, hirers, exhibitors of cinematographic films, movie or talkie pictures.

71.                                 To carry on business of buyers, sellers, let or lease, assign, exchange, make, repair, alter and deal in plants, machineries, implements, components parts, accessories of all kinds, in respect of all industries and rights of the Company in respect of the above or any part thereof for such consideration and on such terms and conditions as the Company may think fit.

IV.           The liability of the Members is limited.

V.            The Authorised Share Capital of the Company is Rs.50,00,00,000/- (Rupees Fifty Crores Only) divided into 25,00,00,000 (Twenty Five Crores only) Equity Shares of Rs.2/- (Rupees two only) each with power to increase or reduce or reclassify the shares capital or to divide or consolidate any of the Shares for the time being of the Company into several classes and to attach thereto respectively such preferential, deferred or qualified rights or privileges, conditions and restrictions in such manner or by such persons under the provisions of the Articles of Association of the Company and the provisions of the Companies Act, 1956, or any modification or re-enactment thereof.

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We the several persons whose names and addresses are subscribed hereto, are desirous of being formed into a Company, in pursuance of this Articles of Association, and we respectively agree to take the number of shares in the capital of the Company as set opposite to our respective names.

Sr. No.	Name, description & occupation of the subscribers & signature	Address	No. of Equity Shares taken by each subscriber	Name, address, description of witness along with occupation and signature

1.	Shri Sobhagmal Patni Son of Shri Maganmal Patni Industrialist	C/o. Maganmal Nemichand, 6/94, Belanganj, Agra.	One (1)

Sd/-Sobhagmal Patni

2.	Shri Gajendra Kumar Patni Son of Shri Sobhagmal Patni Industrialist	S. No. 1-A, Irani Market, Compound, Yeravada, Poona - 6	One (1)	Chandmal Bandi Advocate Supreme Court of India 14A East & West Villa, Shanker Seth Road, Bombay-400 007.

	Sd/- Gajendra Kumar Patni			Sd/-Chandmal Bandi

3.	Shri Ashok Kumar Patni Son of Shri Sobhagmal Patni Industrialist	S. No. 1-A, Irani Market, Compound, Yeravada, Poona - 6	One (1)

Sd/-Ashok Kumar Patni

Three (3) Equity Shares

Dated this 30th Day of January, 1978.

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ARTICLES OF ASSOCIATION
COMPANIES ACT, 1956
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION

OF
PATNI COMPUTER SYSTEMS LIMITED

1.                                      CONSTITUTION OF THE COMPANY

The Regulations contained in Table ‘A’ of Schedule I to the Companies Act (Act I of 1956) shall apply only in so far as the same are not provided for or are not inconsistent with these Articles and the regulations for the management of the Company and for observance of the Members thereof and their representatives shall, subject to any exercise of the statutory powers of the Company with reference to repeal or alteration of or addition to, its regulations by Special Resolution, as prescribed by the Companies Act, 1956, be such as are contained in these Articles.

2.1                               DEFINITIONS

In the interpretation of these Articles unless repugnant to the subject or context the following words and expressions shall have the following meanings: -

(1)                                  “The Act” and reference to any section or provision thereof respectively means and includes the Companies Act, 1956 (Act I of 1956) and any reference to the section or provision of the said Act or such statutory modifications;

(2)                                  “ADR Facility” means an ADR facility with the Depositary Bank established by the Company to hold the Subscribed Shares, and any Equity Shares of any other Shareholders, as established pursuant to the Deposit Agreement and subsequently as amended or replaced from time to time.

(3)                                  “ADRs” mean American Depositary Receipts representing ADSs.

(4)                                  “ADSs” mean American Depositary Shares, each of which represents a certain number of Equity Shares.

(5)                                  “Affiliate” or “Permitted Assign” of a Shareholder means:

(i)                                     if the Shareholder is a natural Person, that Shareholder’s father, mother, brother or sister, a husband, a wife, lineal and blood descendants, spouses of such lineal and blood descendants and children and grandchildren;

(ii)                                  if the Shareholder is not a natural Person that Shareholder’s holding company or subsidiary company or any other company in which such holding company holds at least 51% of its equity shares;

(iii)                               in the case of iSolutions Inc., the Poonam Patni Qualified Annuity Trust 2000,

the Anirudh Patni Qualified Annuity Trust 2000 and their respective beneficiaries (to the extent such beneficiaries are family members otherwise referred to in this paragraph(iii)), and Mr. Narendra K. Patni, Mrs. Poonam Patni, Mr. Anirudh Patni, Ms. Ambika Patni and their respective fathers, mothers, brothers, sisters, spouses and lineal and blood descendants and spouses of such lineal and blood descendants and children and grandchildren;

(iv)          in the case of GA, any Person (irrespective of its ownership or shareholding) that is under the sole control of the GAP Partners, including by way of board representation, management control and voting rights (as the case may be);

(6)                                  “AKP Group” shall mean:

(i)            Mr. Ashok Kumar Patni of Mumbai, Indian Inhabitant, presently residing at 22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005;

(ii)           Mrs. Sadhana A Patni of Mumbai, Indian Inhabitant, presently residing at 22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005; and

(iii)          Mr. Apoorva A. Patni of Mumbai, Indian Inhabitant, presently residing at 22A Jolly Maker Apartments I, Cuffe Parade, Mumbai 400 005;

and a Permitted Transferee of any of them and any subsequent Permitted Transferee thereafter in either case to whom Equity Shares are transferred and includes the Depository Bank solely to the extent the Depository Bank holds Equity Shares for which any such Persons hold ADRs under the Deposit Agreement and “AKP Group Shareholder” shall mean any one of them;

(7)                                  “AKP Nominee” means the Director appointed by the AKP Group in accordance with Article 23 (b)(i) hereof;

(8)                                  “Annual Business Plan” means the annual business plan of the Company as approved by the Board of Directors which shall include without limitation an annual capital expenditure budget and the annual operating plans of the Company and all such types of information incorporated in such plans prior to the date of the Agreement as the same may be amended by the Board of Directors from time to time;

(9)                                  “Annual General Meeting” means a General Meeting of the Members held in accordance with the provisions of Section 166 of the Act or any adjournment thereof;

(10)                            “The Articles” means these Articles of Association as adopted or as from time to time altered in accordance with the provisions of these Articles.

(11)                            “Auditors” means and includes those persons appointed as such for the time being by the Company (which shall preferably be a Big 4 Accounting Firm).

(12)                            “Beneficial Owner” shall mean beneficial owner as defined in Clause (a) of Sub-Section (i) of Section 2 of the Depositories Act, 1996.

(13)                            “Big 4 Accounting Firm” means Price Waterhouse Coopers, Ernst & Young, Deloitte Touche Tomatsu and KPMG, or their associates in India;

(14)                            “The Board of Directors” or “the Board” means a meeting of the Directors duly called and constituted (or any committee of Directors duly constituted) or as the case may be the Directors assembled at a Board meeting or the Directors of the Company collectively or acting by a circular under the Articles.

(15)                            “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Mumbai or the State of New York are closed for business.

(16)                            “Company Business” or “Business” means the business of developing computer software including internet applications.

(17)                            “Consultancy Agreement” means the agreement between the Company and Patni (U.S.A) dated 24th October, 2000 as the same may be amended, supplemented or modified from time to time;

(18)                            “Chairman” shall mean Mr. N.K. Patni or such person as is nominated or appointed in accordance with Articles 23(g) and 23(h) hereinbelow;

(19)                            “Company” means PATNI COMPUTER SYSTEMS LIMITED or such other name changed in accordance with law;

(20)                            “Depositories Act, 1996” shall means the Depositories Act, 1996 and shall include any statutory modification or re-enactment thereof;

(21)                            “Depository” shall mean a Depository as defined under Clause (e) of Sub-Section (i) of Section 2 of the Depositories Act, 1996;

(22)                            “Debentures” shall include debenture stock, bonds and any other securities of the Company, whether constituting a charge on the assets of the Company or not;

(23)                            “Deposit Agreement” means the agreement between the Company and the Depositary Bank in relation to the establishment of the ADR Facility dated 15th July, 2002.

(24)                            “Depositary Bank” means The Bank of New York and its domestic custodian bank or such other depositary bank and its domestic custodian bank as GA may nominate from time to time for the purposes of the ADR Facility and provided such other depositary bank and its domestic custodian bank is reasonably acceptable to the Board of the Company.

(25)                            “Depositary Undertaking” means the undertaking given by GA dated 15th July 2003 as regards inter alia the transfer of the GA ADRs.

(26)                            “Dividend” shall include any interim dividends.

(27)                            “Director” means a member of the Board of Directors.

(28)                            “Directors” means Directors for the time being of the Company, or as the case may be, the Directors assembled at a Board Meeting, (or acting by circular under the Articles) and shall include Alternate Directors and Nominee Directors;

(29)                            “Employee Stock Option Scheme” or “ESOP” shall mean the Patni ESOP 2003 of the Company and such other schemes as may be framed and approved by the Board of Directors pursuant to which, in aggregate, options to purchase Equity Shares have been granted prior to the date hereof or are reserved and available for grant for up to 10% of the issued Equity Shares of the Company at any given time for (a) a permanent employee of the Company working in India or out of India (other than a

Promoter Nominee); or (b) a Director of the Company, whether a whole time Director or not (other than a Promoter Nominee); or (c) a person as defined in sub clause (a) or (b) of a Subsidiary, in India or out of India or of a holding company of the Company, to the extent permitted by law and on such terms and conditions as may be stipulated therein;

(30)                            “Equity Shares” means the equity shares of the Company as subdivided, consolidated or converted from time to time or any equity shares held in an ADR Facility for the benefit of any Shareholder.

(31)                            “Equity Share Capital” shall mean all Share Capital, which is not Preference Share Capital.

(32)                            “Equity Share Equivalents” means any Debentures, preference shares, options (including options to be approved by the Board (whether or not issued) pursuant to an ESOP) or warrants or other securities or rights which are by their terms convertible, exchangeable or exercisable into Equity Shares of the Company’s issued share capital;

(33)                            “Executor” or “Administrator” means a person who has obtained Probate or Letters of Administration, as the case may be, from some Court of competent jurisdiction and shall include the holder of a Succession Certificate authorizing the holder thereof to negotiate or transfer the Share or Shares of the deceased Member and also shall include the holder of a Certificate granted by the Administrator-General under Section 31 of the Administrator General’s Act, 1913.

(34)                            “Extraordinary General Meeting” means an Extraordinary General Meeting of the Members duly called and constituted in accordance with Section 169 of the Act and any adjourned holding thereof;

(35)                            “Financial Year” shall have the meaning assigned thereto by Section 2 (17) of the Act.

(36)                            “GA” means GENERAL ATLANTIC MAURITIUS LIMITED, a limited liability company incorporated and validly existing under the laws of Mauritius having its registered office presently situate at 5th Floor, TM Building, Pope Hennessy Street, Port Louis, Mauritius, which expression will include its successors and Permitted Assigns;

(37)                            “GA ADRs” means the ADRs held by GA and its Affiliates pursuant to the Deposit Agreement representing the Subscribed Shares (as defined in the GA Share Subscription Agreement) and other Equity Shares issued to GA and its Affiliates, which are held in the ADR Facility;

(38)                            “GA Group” means GA and any Permitted Transferee to whom Equity Shares are transferred and includes the Depositary Bank solely to the extent the Depositary Bank holds Equity Shares for which GA and its Affiliates hold ADRs under the Deposit Agreement and the term “GA Group Shareholder” shall mean any such Person;

(39)                            “GA Nominees” means the Directors appointed by GA in accordance with Article 23(b)(iv) hereof;

(40)                            “GA Shares” means all Equity Shares held by the GA Group;

(41)                            “GA Share Subscription Agreement” means the Share Subscription Agreement dated 15th July 2002 between GA and the Company.

(42)                            “GAP LLC” means General Atlantic Partners LLC, a Delaware limited Liability Company and any successor to such entity, which is and shall be under the sole control of the GAP Partners, including by way of board representation, management control and voting rights.

(43)                            “GKP Group” shall mean:

(i)                                     Mr. Gajendra Kumar Patni of Mumbai Indian Inhabitant, presently residing at 42 A, Jolly Maker Apartments I, Cuffe Parade, Mumbai-400 005;

(ii)           Mrs. Rajnikanta G. Patni of Mumbai Indian Inhabitant, presently residing at 42 A, Jolly Maker Apartments I, Cuffe Parade, Mumbai-400 005;

(iii)          Mr. Arihant G. Patni of Mumbai Indian Inhabitant, presently residing at 42 A, Jolly Maker Apartments I, Cuffe Parade, Mumbai-400 005;

(iv)                              Mr. Amit G. Patni of Mumbai Indian Inhabitant, presently residing at 42 A, Jolly Maker Apartments I, Cuffe Parade, Mumbai-400 005;

(v)                                 Mrs. Ruchi A. Patni of Mumbai Indian Inhabitant, presently residing at 42 A Jolly Maker Apartments I, Cuffe Parade, Mumbai - 400 005.

and a Permitted Transferee of any of them and any subsequent Permitted Transferee thereafter in either case to whom Equity Shares are transferred and includes the Depositary Bank solely to the extent the Depositary Bank holds Equity Shares for which any such Persons hold ADRs under the Deposit Agreement and  “GKP Group Shareholder” shall mean any one of them;

(44)                            “GKP Nominee” means the Director appointed by the GKP Group in accordance with Article 23(b)(ii) hereof.

(45)                            “Governmental Authority” means the government of any relevant nation, state or local authority or other political subdivision thereof, and any of its entities exercising executive, legislative, judicial, regulatory or administrative functions;

(46)                            “Group” means any or all of the AKP Group, the GKP Group, the NKP Group and GA Group as the context may require.

(47)                            “India” means the Republic of India.

(48)                            “IPO” means a bona fide first initial public offering and listing of Equity Shares on a Recognised Stock Exchange;

(49)                            “iSolutions Inc.” means a corporation organised and incorporated under the laws of Massachusetts, USA and having its office at 238, Main Street, Cambridge, MA 02142, USA.

(50)                            “Legal Representative” means a person who in law represents the estate of a deceased Member.

(51)                            “Member” means the duly registered holder from time to time of the Shares of the Company (including the Shareholders) and the Beneficial Owners as defined herein;

(52)                            “Meeting” or “General Meeting” means a meeting of Members.

(53)                            “Modify” and “Modification” shall include the making of additions and omissions.

(54)                            “Month” means the calendar month.

(55)                            “Mr. N. K. Patni” means Mr. Narendra Kumar Patni, of Cambridge, Massachusetts, presently residing at 100 Memorial Drive, Cambridge, Massachusetts, U.S.A. and which expression shall include his heirs, executors, administrators and Permitted Assigns;

(56)                            “NKP Group” shall mean:

(i)            iSolutions Inc, its successors and Permitted Assigns and/or;

(ii)           Mr. N.K. Patni of Cambridge, Massachusetts, presently residing at 100, Memorial Drive, Cambridge, Massachusetts, U.S.A. and/or

(iii)          Mrs. Poonam Patni of Cambridge, Massachusetts, presently residing at 100, Memorial Drive, Cambridge, Massachusetts, U.S.A; and/or

(iv)          Mr. Anirudh Patni of Cambridge, Massachusetts, presently residing at 100, Memorial Drive, Cambridge, Massachusetts, U.S.A.; and/or

(v)           Mr. Ambika Patni of Cambridge, Massachusetts, presently residing at 100, Memorial Drive, Cambridge, Massachusetts, U.S.A.; and/or

(vi)          the Poonam Patni Qualified Annuity Trust, 2000 being a trust organised under the laws of the Commonwealth of Massachusetts, U.S.A and its successors and Permitted Assigns; and/or

(vii)         the Anirudh Patni Qualified Annuity Trust, 2000 being a trust organised under the laws of the Commonwealth of Massachusetts, U.S.A. and its successors and Permitted Assigns.

and a Permitted Transferee of any of them and any subsequent Permitted Transferee thereafter in either case to whom Equity Shares are transferred and includes the Depositary Bank solely to the extent the Depositary Bank holds Equity Shares for which any such Persons hold ADRs under the Deposit Agreement and “NKP Group Shareholder” shall mean any one of them:

(57)                            “NKP Nominee” means the Director appointed by the NKP Group in accordance with Article 23(b)(iii) hereof.

(58)                            “Non-US Listing” means the listing of Equity Shares on a Recognised Stock Exchange other than the NASDAQ National Market or the New York Stock Exchange.

(59)                            “Non-US Offering” means the public offering of Equity Shares in a country other than the United States.

(60)                            “Office” means the registered office for the time being of the Company.

(61)                            “Paid up” shall include credited as paid up.

(62)                            “Patni Group” means the AKP Group, the NKP Group and the GKP Group and “Patni Group Shareholder” means a member of any of such group.

(63)                            “Patni Shareholders” mean the members of the AKP Group, GKP Group and NKP Group.

(64)                            “Patni (U.S.A.)” means Patni Computer Systems Inc., a corporation incorporated and organised under the laws of the State of Massachusetts, USA and having its registered office presently situate at 238 Main Street Cambridge, Massachusetts 02142, U.S.A.

(65)                            “Patni (U.S.A) Stock Purchase Agreement” means the stock purchase agreement, dated 1st December, 2000, among the Company and Mr. N. K. Patni, Mrs. Poonam N. Patni, Mr. Anirudh Patni, the Narendra K. Patni Qualified Annuity Trust, 2000 pursuant to which the Company has acquired all of the remaining issued Share Capital of Patni (USA) and following such purchase Patni (USA) has become a wholly owned subsidiary of the Company;

(66)                            “Permitted Transferee” shall mean, with respect to each of GA and the Patni Shareholders, (a) its Affiliates (provided that GAP LLC, in the case of a transfer to an Affiliate of GA furnishes a deed of undertaking similar to the Deed of Undertaking dated 15th July 2002 furnished to the Company prior to such transfer), or (b) the Depositary Bank (in accordance with Article 4 to be held under the ADR Facility in accordance with the Deposit Agreement and the Depositary Bank may re-transfer Equity Shares to the transferor Shareholder);

(67)                            “Permanent Directors” means those directors of the Board who are appointed pursuant to Articles 23(b)(i), (ii) and (iii).

(68)                            “Person” means an individual, company, corporation, partnership, association, trust or other entity.

(69)                            “Promoters” means one or more of the Promoter Group;

(70)                            “Promoter Group” means Mr. G.K. Patni, Mr. A.K. Patni and Mr. N.K. Patni in their capacity as individuals and not any other entity or Person with whom they may be associated or participate in or be related to;

(71)                            “Promoter Nominees” means the Directors appointed by the AKP Group, GKP Group and NKP Group in accordance with Article 23 (c) hereof.

(72)                            “Recognised Stock Exchange” means The Stock Exchange, Bombay, National Stock Exchange of India Limited or any other stock exchange in India (“Recognized Indian Stock Exchange”) or New York Stock Exchange, NASDAQ National Market or any other internationally recognized stock exchange outside the United States (“Recognized Overseas Stock Exchange”) as agreed by the Board of Directors on which the Company’s Equity Shares are listed or to be listed;

(73)                            “Register of Members” or “Register” means the Register of Members to be kept pursuant to Section 150 of the Act.

(74)                            “Registrar” means the Registrar of Companies, Pune, Maharashtra and includes such other Registrar from time to time having jurisdiction over the Company.

(75)                            “Registration Rights Agreement” means the Registration Rights Agreement dated 15th July 2002 to which the Company is a party.

(76)                            “Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation or a final determination of a competent court or other Governmental Authority or stock exchange in a country, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or which is required to be complied with by any Person for performance of the Agreement (or a transaction referred to therein);

(77)                            “Rupees” or “Rs.” means the lawful currency of India;

(78)                            “Shareholder” means (a) GA, the AKP Group, the GKP Group and the NKP Group as the case may be, and any of their respective Permitted Transferees, Affiliates or Permitted Assigns to whom Equity Shares have been transferred and (b) any other Person to whom Equity Shares have been issued or transferred prior to the IPO and the term “Shareholder” shall mean any such Person;

(79)                            “Shares” means the shares into which the capital of the Company is divided and interests corresponding to such Shares including with respect to each Shareholder and Member all Equity Shares (including those that are represented by ADRs held by any such Shareholder and Member) and any other Equity Share Equivalents whether now owned or hereafter acquired and owned thereby;

(80)                            “Share Capital” means the Capital for the time being raised or authorised to be raised for the purposes of the Company.

(81)                            “Seal” means the common seal for the time being of the Company.

(82)                            “Subsidiary” means any Company that is a subsidiary of the Company as the term “subsidiary” is defined by section 4 of the Act.

(83)                            “Ordinary Resolution” or “Special Resolution” shall have the meaning assigned thereto respectively by Section 189 of the Act.

(84)                            “US dollars”, “US$” or “$” means United States dollars, the lawful currency of the United States of America;

(85)                            “US Listing” means a listing of ADRs on the New York Stock Exchange or NASDAQ National Market.

(86)                            “Written” or “in writing” means written or printed or partly written and partly printed or lithographed or typewritten or reproduced by facsimile or by any other substitute for writing;

(87)                            “Year” means the calendar year.

2.2                               INTERPRETATION

(i)                                     In construing these Articles the singular shall include the plural and vice versa and the neuter gender shall include the masculine or feminine gender (as the case may be) and vice versa.

(ii)                                  Article headings are for convenience only and shall not affect the construction of these Articles.

(iii)                               References to articles and clauses are references to articles and clauses of and to these

Articles unless otherwise stated and references to these Articles include references to the articles and clauses herein.

(iv)                              All rights and entitlements conferred on the Shareholders and/or Members by these Articles shall be construed as having been conferred on all the Members or the Shareholders acting severally.

(v)                                 A reference to a statute or statutory provision includes, to the extent applicable at any relevant time:

(i)                                     that statute or statutory provision as from time to time is modified, re-enacted or replaced by any other statute or statutory provision; and

(ii)                                  any publicly notified subordinate legislation or regulation made under the relevant statute or statutory provision.

(vi)                              If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.  If the day on or by which something must be done is not a Business Day, that thing must be done on or by the Business Day immediately following such day.

(vii)                           Where these Articles specifically require that a decision is to be made or a right exercised by a member of the AKP Group, the GKP Group, the NKP Group or the GA Group it shall be sufficient if that decision is taken by:

(A)                              any Person which that Group has authorised to take such decisions on its behalf and which Person has been notified to the Company; or

(B)                                if there is no such authorisation, such members of the AKP Group, the GKP Group or the NKP Group, as hold the majority of Equity Shares of the Company in that Group or GA as the case may be.

(viii)                        In calculating percentages of Equity Shares held by any Group under the Agreement such calculation shall include all Equity Shares held by the Depositary Bank for such Group.

3.                                      CAPITAL AND INCREASE AND REDUCTION OF CAPITAL.

(a)                                  The Authorised Share Capital of the Company is Rs. 50,00,00,000 (Rupees Fifty Crores only) divided into 25,00,00,000 Equity Shares of Rs. 2/- (Rupees Two) each with the rights, privileges, and conditions attaching thereto as are provided by these Articles.  The Company has power from time to time to increase or reduce its capital and divide the Equity Shares in the original or increased capital for the time being into several classes and to attach thereto respectively such preferential rights, privileges or conditions as may be determined by or in accordance with these Articles of the Company and to vary, modify or abrogate any such rights privileges or conditions in such manner as may be permitted by the Companies Act, 1956 or provided by these Articles.

(b)                                 All of the provisions of these Articles shall apply to all of the holders of Equity Shares now owned or which may be issued or transferred hereafter to a Shareholder or a Member.

3A.                             FURTHER ISSUE OF SHARES

1.                                       Where at the time after the expiry of two years from the formation of the Company or at any time after the expiry of the one year from the allotment of the Shares in the Company made for the first time after its formation, whichever is earlier, it is proposed to increase the subscribed capital of the Company by allotment of further shares either out of the unissued capital or out of the increased share capital then:

a)                       Such further shares shall be offered to the persons who at the date of the offer, are holders of the equity shares of the Company, in proportion as near as circumstances admit, to the capital paid up on those shares at the date.

b)                      Such offer shall be made by a notice specifying the number of shares offered and limiting a time not less than thirty days from the date of the offer and the offer if not accepted, will be deemed to have been declined.

c)                       The offer aforesaid shall be deemed to include a right exercisable by the person concerned to renounce the shares offered to them in favour of any other person and the notice referred to in sub clause (b) hereof shall contain a statement of this right.  PROVIDED THAT the Directors may decline, without assigning any reason to allot any shares to any persons in whose favour any member may renounce the shares offered to him.

d)                      After expiry of the time specified in the aforesaid notice or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner and to such person(s) as they may think in their discretion, fit.

2.                                       Notwithstanding anything contained in sub clause (1) thereof, the further shares aforesaid may be offered to any persons (whether or not those persons include the persons referred to in clause (a) of sub clause (1) hereof) in any manner whatsoever.

a)                                      If a special resolution to that effect is passed by the Company in general meeting, or

b)                                     Where no such special resolution is passed, if the votes cast (whether on show of hands or on a poll as the case may be) in favour of the proposal contained in the resolution moved in the general meeting (including the casting vote, if any, of the Chairman) by the members who, being entitled to do so, vote in person or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members, so entitled and voting and the Central Government is satisfied, on an application by the Board of Directors in this behalf that the proposal is most beneficial to the Company.

3.                                       Nothing in sub clause (c) of (1) hereof shall be deemed;

(a)                                  To extend the time within which the offer should be accepted; or

(b)                                 To authorize any person to exercise the right of the renunciation for a second time on the ground that the person in whose favour the renunciation was first made has declined to take the shares comprised in the renunciation.

(4)                                  Nothing in this article shall apply to the increase of the subscribed capital of the Company caused by the exercise of an option attached to the debentures issued or loans raised by the Company:

(i)                                     To convert such debentures or loans into shares in the Company; or

(ii)                                  To subscribe for shares in the Company (whether such option is conferred in these Articles or otherwise).

PROVIDED THAT the terms of the issue of such debentures or the terms of such loans include a term providing for such option and such term:

(a)                                  Either has been approved by the Central Government before issue of the debentures or the raising of the loans or is in conformity with Rules, if any, made by that Government in this behalf; and

(b)                                 In the case of debentures or loans or other than debentures issued to or loans obtained from Government or any institution specified by the Central Government in this behalf, has also been approved by a special resolution passed by the Company in general meeting before the issue of the debentures or raising of the loans”.

4.                                      ADR FACILITY

(a)                                  GA ADRs.

GA represents and warrants and the other Shareholders have acknowledged as follows:

(i)                                     All references in these Articles to the Subscribed Shares (as defined in the GA Share Subscription Agreement) shall be deemed to include the Subscribed Shares beneficially owned by GA and its Affiliates and held on behalf of GA and its Affiliates in the ADR Facility, (B) the provisions of these Articles that apply to Subscribed Shares also apply equally to any and all Subscribed Shares beneficially owned by GA and its Affiliates and held on their behalf in the ADR Facility, (C) GA and its Affiliates shall exercise their voting rights relating to the Subscribed Shares, and shall direct the Depositary Bank to exercise such voting rights on their behalf only in accordance with these Articles and as directed by GA or a nominee Director of GA (who will do so in accordance with these Articles), and (D) GA and its Affiliates will comply with all other restrictions and obligations set forth herein in all cases as if GA held the Subscribed Shares directly.

(ii)                                  Subject to Indian Requirements of Law, if a GA Group Shareholder elects, Equity Shares held by the GA Group Shareholder at any time or any further Equity Shares that are issued or issuable or acquired by any GA Group Shareholder, shall be transferred or issued (as the case may be) to the Depositary Bank and held by the Depositary Bank under the Deposit Agreement, provided that ADRs in respect of such Equity Shares are issued to GA or its Affiliates.

(iii)                               Subject to applicable Requirements of Law, each of GA and its Affiliates, if they hold ADRs, may at any time withdraw part or all of the Equity Shares held by the Depositary Bank of its behalf without any restriction and may hold such Equity Shares directly, in accordance with the terms contained in these Articles.

(iv)                              The Company and each Shareholder shall as soon as reasonably practicable make such decisions, provide assistance and pass such resolutions, subject to Indian Requirements of Law, as are necessary or prudent for the establishment and maintenance of the ADR Facility, the issuance of the ADRs pursuant to the Deposit Agreement or the exchange of Equity Shares for ADRs or of ADRs for Equity Shares. The Company shall in accordance with the Deposit Agreement maintain the ADR Facility.

(b)                                 Patni ADRs. If at any time, it becomes permissible under Indian Requirements of Law for a Patni Group Shareholder to hold ADRs then that Patni Group Shareholder may elect to deposit any existing issued Equity Shares held by such person in the ADR Facility in return for the issuance of ADRs to that Patni Group Shareholder; provided that, the Patni Group Shareholder first enter into an undertaking with the Company and the other Shareholders on equivalent terms to the Depositary Undertaking and otherwise is subject to Article 4(a) in the same manner as GA and all restrictions in these Articles as if it held the Equity Shares so deposited directly, save and except that the Depositary Bank will exercise the voting rights relating to such Equity Shares of such Patni Group Shareholder in accordance with the directions of the respective Patni Group or the respective Patni Group Shareholder’s nominee Director.

(c)                                  Other ADRs.  Subject to Indian Requirements of Law any Member may, at any time and from time to time, elect to deposit any existing issued Equity Shares held by such Member in the ADR Facility in return for the issuance of ADRs to that such Member and the Company shall procure such arrangement at the request of such Member; provided that such Member first enter into an undertaking with the Company and the other Shareholders on equivalent terms to the Depository Undertaking and otherwise is subject to Article 4(a) in the same manner as GA and all restrictions in these Articles as if it held the Equity Shares so deposited directly, save and except that the Depository Bank will exercise the voting rights relating to such Equity Shares of such Members in accordance with the directions of such Members.

5.                                     SHARES AND CERTIFICATES

(a)                                  The Company shall cause to be kept a Register of Members as permissible and in accordance with law.

(b)                                 The Shares in the capital shall be numbered progressively according to their several denominations, provided however, that the provision relating to progressive numbering shall not apply to the Shares of the Company which are dematerialized or may be dematerialized in future or issued in future in dematerialized form.  Except in the manner hereinbefore mentioned, no Share shall be sub-divided.  Every forfeited or surrendered Share held in material form shall continue to bear the number by which the same was originally distinguished.

(c)                                  The Company shall be entitled to dematerialize its existing Shares, rematerialize its Shares held in the Depository and/or to offer its fresh Shares in a dematerialized form pursuant to the Depositories Act, 1996 and the Rules framed thereunder, if any.

6.                                     COMPANY NOT BOUND TO RECOGNISE TRUSTS

Except as required by law, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future or partial interest in any Share or any interest in any Shares or any interest in any fractional part of Shares or any other rights in respect of any Share except an absolute right of the entirety thereof in the registered holder.

7.                                     POWER OF COMPANY TO PURCHASE ITS OWN SHARES

Pursuant to a Resolution of the Board of Directors, the Company may purchase its own Shares by way of a buy-back arrangement, in accordance with Section 77A of the Act and the Securities and Exchange Board of India (Buy-back of Securities) Regulations, 1998.

8.                                     CALLS

(a)                                  The Board may from time to time subject to the terms on which any Shares may have been issued and subject to the conditions of allotment, by a Resolution passed at a meeting of the Board, (and not by circular resolution), make such call as it thinks fit upon the Members in respect of all moneys unpaid on the Shares held by them respectively and each Member shall pay the amount of every call so made on him to the Person or Persons and at the times and places appointed by the Board.  A call may be made payable by installments.

(b)                                 Fifteen days’ notice at the least of every call otherwise than on allotment shall be given specifying the time of payment and if payable to any Person other than the Company the name of the Person to whom the call shall be paid; provided that before the time for payment of such call the Board may by notice in writing to the Members revoke the same.

(c)                                  A call be deemed to have been made at the time when the Resolution of the Board authorizing such call was passed and may be made payable by the Members whose names appear on the Register of Members on such date or at the discretion of the Board on such subsequent date as shall be fixed by the Board.

(d)                                 A call may be revoked or postponed at the discretion of the Board.

(e)                                  The joint-holders of a Share shall be jointly and severally liable to pay all installments and calls due in respect thereof.

(f)                                    The Board may, from time to time as its discretion, extend the time fixed for the payment of any call, and may extend such time as to all or any of the Members who reside at a distance or for any other cause, the Board may deem fairly entitled to such extension; but no Member shall be entitled to such extension save as a matter of grace and favour.

(g)                                 If any Member or allottee fails to pay the whole or any part of any, call or installment, due from him on the day appointed for payment thereof, or any such extension thereof as aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of actual payment at such rate as shall from time to time be fixed by the Board; but nothing in this Article shall render it obligatory for the Board to demand or recover any interest from any such Member, and the Board shall be at liberty to waive payment of such interest either wholly or in part.

(h)                                 Any sum which by the terms of issue of a Share or otherwise, becomes payable on allotment or at any fixed date or by installments at a fixed time whether on account of the nominal value of the Share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue or otherwise the same became payable, and in case of non-payment, all the relevant provisions of these Articles as to payment of call, interest, expenses, forfeiture or otherwise shall apply as if such sum became payable by virtue of a call duly made and notified.

(i)                                     On the trial or hearing of any action or suit brought by the Company against any Member or his Legal Representatives for the recovery of any money claimed to be due to the Company in respect of his Shares, it shall be sufficient to prove that the name of the Member in respect of whose Shares the money is sought to be recovered appears entered on the Register of Members as the holder, or one of the holders at or subsequently to the date at which the money sought to be recovered is alleged to have become due on the Shares in respect of which such money is sought to be recovered; that the Resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the Member or his representatives sued in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call nor that a quorum of Directors was present at the Board at which any call was made, nor that the meeting at which any call was made was duly convened or constituted nor any other matters whatsoever; but the proof of the matter aforesaid shall be conclusive of the debt.

(j)                                     Neither a judgment or decree in favour of the Company for calls, nor the receipt by the Company of a portion of any money which shall from time to time be due from any Member to the Company in respect of his Shares, either by way of principal or interest, nor any indulgence granted by the Company in respect of the payment of any such money shall preclude the Company from thereafter proceeding to enforce a forfeiture of such Shares as hereinafter provided.

(k)                                  (i)                                    The Board may if it thinks fit agree to and receive from any Member willing to advance the same, all or any part of the amounts due on his Shares beyond the sums actually called up; and upon the moneys so paid in advance, or upon so much thereof, from time to time and at any time thereafter as exceeds the amount of the calls then made upon and due in respect of the Shares on account of which such advances are made, the Board may pay or allow interest at such rate (not exceeding without the sanction of the Company in General Meeting 9 per cent per annum) as the member paying the sum in advance and the Board agree upon.  The Board may agree to repay at any time any amount so advanced or may at any time repay the same upon giving to the Member three months’ notice in writing.  Provided that any amount Paid-up in advance of calls on any Shares may carry interest but shall not in respect thereof confer a right to Dividends or to participate in profits.

(ii)                                  No Member paying any such sum in advance shall be entitled to voting rights in respect of the moneys so paid by him until the same would but for such payment become presently payable.

9.                                     COMPANY’S LIEN ON SHARES AND DIVIDENDS

The Company shall have a first and paramount lien upon all unpaid Shares registered in the name of any Member, either alone or jointly with any other Person, and upon the sale proceeds thereof for its debts, liabilities and engagements, whether solely or jointly with any other Persons, to or with the Company whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all Dividends and bonuses from time to time declared in respect of such Shares.  But the Board may at any time declare any Share to be exempt wholly or partially from the provisions of this Article.

10.                               FORFEITURE OF SHARES

(a)                                 If any Member fails to pay any call or installment or any part thereof or any money due in respect of any Shares either by way of principal or interest on or before the day appointed for the payment of the same or any such extension thereof as aforesaid, the Board may, at any time thereafter, during such time as the call or installment or any part thereof or other moneys remain unpaid or a judgment or decree in respect thereof remain unsatisfied, give notice to him or his Legal Representatives requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

(b)                                The notice shall name a day, (not being less than fourteen days from the date of the notice), and a place or places on or before which such call or installment or such part or other moneys as aforesaid and interest thereon, (at such rate as the Board shall determine and payable form the date on which such call or installment ought to have been paid), and expenses as aforesaid are to be paid.  The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the Shares in respect of which the call was made or installment is payable, will be liable to be forfeited.

(c)                                  If the requirements of any such notice as aforesaid shall not be complied with, every or any Share in respect of which such notice has been given, may at any time thereafter but before payment of all calls, installments, other moneys due in respect thereof, interest and expenses as aforesaid due in respect thereof be forfeited by a Resolution of the Board to that effect.  Such forfeiture shall include all Dividends and bonuses declared or any other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(d)                                 When any Share shall have been so forfeited, notice of the forfeiture shall be given to the Member in whose name it stood immediately prior to the forfeiture, or to any of his Legal Representatives or to any of the Persons entitled to the Shares by transmission and an entry of the forfeiture with the date hereof, shall forthwith be made in the Register of Members, but no forfeiture shall be in any manner be invalidated by any omission or neglect to give such notice or to make any such entry as aforesaid.

(e)                                  Any Share so forfeited shall be deemed to be the property of the Company and may be sold, re-allotted, or otherwise dispose of either to the original holder thereof or to any other Person upon such terms and in such manner as the Board shall think fit.

(f)                                    Any Member whose Shares have been forfeited shall, notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the Company on demand all calls, amounts, installments, interest and expenses and other moneys owing upon or in respect of such Shares at the time of the forfeiture together with interest thereon from the time of the forfeiture until payment at such rate as the Board may determine and the Board may enforce, (if it thinks fit), payment thereof as if it were a new call made at the date of forfeiture.

(g)                                 The forfeiture of a Share shall involve extinction at the time of the forfeiture of all interest in all claims and demands against the Company, in respect of the Share and all other rights incidental to the Share, except only such of these rights as by these Articles are expressly saved.

(h)                                 A declaration in writing that the declarant is a Director or Secretary of the Company and that a Share in the Company has been duly forfeited in accordance with these Articles on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the Shares.

(i)                                     Upon any sale after forfeiture or for enforcing a lien in purported exercise of the powers hereinbefore given, the Board may appoint some Person to execute an instrument of transfer of the Shares sold and cause the purchaser’s name to be entered in the Register of Members in respect of the Shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Members in respect of such Shares, the validity of the sale shall not be impeached by any Person and the remedy of any Person aggrieved by the sale shall be in damages only and against the Company exclusively.

(j)                                    Upon any sale, re-allotment or other disposal under the provisions of the preceding Articles, the certificate or certificates originally issued in respect of the relative Shares shall, (unless the same shall on demand by the Company have been previously surrendered to it by the defaulting Member), stand cancelled and become null and void and of no effect and the Board shall be entitled to issue a new certificate or certificates in respect of the said Shares to the Person or Persons entitled thereto.

(k)                                 The Board may at any time before any Share so forfeited shall have been sold, re-allotted or otherwise disposed of, annual the forfeiture thereof upon such conditions as it thinks fit.

11.                               COVENANTS OF THE PROMOTER GROUP

(a)                                  As long as GA itself holds at least 5% of the Equity Shares save and except for the Promoter Group’s interest and participation in PCS Industries Limited and Patni (U.S.A.) and their Subsidiaries, no member of the Promoter Group shall, without the prior written consent of GA, till the first anniversary of the IPO, promote and participate in any other company or firm engaged directly or indirectly in a business competing with the Company Business as proprietor, partner or shareholder (unless such share of profit or shareholding is less than 5%) without the prior written consent of GA.

(b)                                 In the event that any member of the Promoter Group voluntarily sells its entire shareholding in the Company in accordance with these Articles, then the concerned member of the Promoter Group shall execute a non-competition and non-solicitation agreement with the Company in a mutually agreed form and which agreement shall cease one year after the completion of the sale of such Equity Shares by such member of the Promoter Group.

(c)                                  Notwithstanding Article 11(a) and Article 11(b), the restraints on participation and competition as placed upon the members of the Promoter Group will not apply and be enforceable at the earlier of, either (i) the GA Group ceasing to hold 5% of the Equity Shares or (ii) 14th July 2005.

(d)                                 Notwithstanding anything stated in America 11(a) to 11(c), no member of the Promoter Group shall (i) directly or indirectly, employ or solicit the employment of any of the employees of the Company or any of its Affiliates and (ii) directly or indirectly solicit the business of any of the clients of the Company or any of its Affiliates.  The restrictions stated in (i) and (ii) of this Article 11(d) shall remain effective for a period of one year after such member of the Promoter Group promotes and participates in any other company or firm engaged directly or indirectly in a business competing with the Company’s Business as proprietor, partner or shareholder (unless such share of profit or shareholding is less than 5%) without the written consent of GA.  Notwithstanding anything contained in this Article 11(d) such member of the Promoter Group shall execute a non-solicitation agreement with the Company in a mutually agreed form which agreement shall contain clauses that are customary for such agreement.

(e)                                  So long as the NKP Group holds 5% of the Equity Shares of the Company, the NKP Group (other than iSolutions Inc.) shall be solely (i) entitled to exercise or direct the exercise of a majority of the voting rights of the shareholders of iSolutions Inc.; (ii) entitled to appoint and remove or direct the appointment and removal of all directors of iSolutions Inc. and (iii) exercise or direct the exercise of all the voting rights by all members of the board of directors of iSolutions Inc.  If the NKP Group (other than iSolutions Inc.) for any reason ceases to or fails to be solely entitled to exercise their rights as stipulated in this Article 11(e), thereupon the NKP Group will forthwith not be entitled to exercise any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36 and which rights will stand automatically and absolutely revoked.  If despite this covenant the NKP Group still seeks to continue to exercise any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36, the majority of Directors of the other Groups (other than the NKP Nominee) shall be entitled to obtain on behalf of the Company the opinion of an independent Counsel of their choice whether the NKP Group has adhered to its undertakings.  The NKP Group will fully and fairly disclose or cause to be disclosed all facts and particulars as such Counsel may require for rendering his opinion.  Such opinion will be binding upon the NKP Group.  Upon the Company furnishing the same to the NKP Group, the NKP Group will thereafter be absolutely barred from exercising any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36.  The NKP Group further covenants and agrees that the NKP Group and the NKP Nominee will be liable to the Company for the exercise by the NKP Group and/or the NKP Nominee of any rights in breach of this covenant.

(f)                                   Each member of the Promoter Group jointly and severally covenants and undertake that they shall cause the Company to give effect to the terms and conditions of the Agreement, the Registration Rights Agreement, and the Consultancy Agreement.

12.                               COVENANTS OF THE SHAREHOLDERS AND MEMBERS

(1)                                 Each Shareholder covenant that they shall vote all the Equity Shares owned or held of record by such Shareholder, and shall otherwise use their reasonable efforts to cause the Company and its nominee Directors to take all corporate action necessary:

(a)                                  to effect the provisions contained in these Articles.

(b)                                 to cause the Company to give effect to these Articles, the Regulation Rights Agreement, the Depository Undertaking, the Deposit Agreement, and the Consultancy Agreement, to which the Company is a party.

(2)                                 Each Member shall vote all the Equity Shares owned or held of record by such Member at any Annual or Extraordinary General Meeting of the Members of the Company in accordance with its obligations under these Articles.  The Members shall not pass any Resolution or take any decision which is contrary to any of the terms of the Articles.

(3)                                 Any Shareholder who holds ADRs, shall direct the Depositary Bank to exercise voting rights relating to such corresponding Equity Shares of the Company, only in accordance with the directions of that Shareholder or the respective nominee Director of the Group to which such Shareholder belongs (and which nominee Director will do so in accordance with these Articles) and any Member who holds ADRs, shall direct the Depository Bank to exercise voting rights relating to such corresponding Equity Shares of the Company, in accordance with the directions of the Members who hold such ADRs.

13.                               COVENANTS OF GA

(1)                                 So long as the GA Group holds 5% of the Equity Shares of the Company, (A) GAP LLC shall be solely (i) entitled to exercise or direct the exercise of a majority of the voting rights of the shareholders of GA and its Affiliates that hold Shares; (ii) entitled to appoint and remove or direct the appointment and removal of all directors of GA and its Affiliates that hold Shares and (iii) exercise or direct the exercise of all the voting rights by all members of the board of directors of GA and its Affiliates that holds Shares in the Company.  If GAP LLC for any reason ceases to or fails to be solely entitled to exercise their rights as stipulated in this Article 13(1), thereupon GA and its Affiliates will forthwith not be entitled to exercise any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36 and which rights will stand automatically and absolutely revoked.  If despite this covenant GA and/or any Affiliate still seeks to continue to exercise any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36, the majority of Directors of the other Groups (other than GA Nominee) shall be entitled to obtain on behalf of the Company the opinion of an independent Counsel of their choice whether GAP LLC has adhered to its undertakings.  GA and its Affiliates will fully and fairly disclose or cause to be disclosed all facts and particulars as such Counsel may require for rendering his opinion.  Such opinion will be binding upon GA, its Affiliates, the GA Group, the GA Nominee and GAP LLC.  Upon the Company furnishing the same to GA.  GA and its Affiliates will thereafter be absolutely barred from exercising any rights pursuant to Articles 21(i), 23(b),(c),(d),(e) and (f), 24, 35 and 36.  GA further covenants and agrees that GA and GAP LLC will be liable to the Company for the exercise by GA and/or the GA Nominee of any rights in breach of this covenant.  GA will ensure that its Affiliates, the GA Nominee, the GA Group and GAP LLC abide by the terms contained in this covenant.

(2)                                 GA covenants and undertakes that it shall use all reasonable efforts to cause the Company to give effect to the terms and conditions of the Agreement, the Depositary Undertaking, the Registration Rights Agreement, the Deposit Agreement, and the Consultancy Agreement.

14.                               NON-US LISTING

If the Company proposes to engage in a Non-US Listing, the Company shall give written notice of its intention to do so to the Members and use its best efforts to include in such Non-US Listing all of the Equity Shares held by such Members.  In the event of a Non-US Listing the Company shall, subject to Requirements of Law, take such action as may be necessary or required to enable such Members to freely transfer all Equity Shares held by them to the same extent as any other holder or Equity Shares of the Company in the applicable jurisdiction..

15.                               REGISTERS TO BE MAINTAINED

The Company shall maintain registers including the following registers, namely:

(a)                                  of investments according to Section 49 of the Act;

(b)                                 of charges according to Section 143 of the Act;

(c)                                  of Members according to Section 150 of the Act;

(d)                                 of debenture holders according to Section 152 of the Act;

(e)                                  of contracts in which the Directors are interested according to Section 301 of the Act;

(f)                                    of Directors according to Section 303 of the Act;

(g)                                 of Directors’ shareholding, etc. according to Section 307 of the Act.

16.                               COPIES OF MEMORANDUM AND ARTICLES TO BE SENT TO MEMBERS

Copies of the Memorandum and Articles of Association of the Company and other documents referred to in Section 39 of the Act shall be sent by the Company to every Member at his request within seven days of the request on payment of the sum of Rupee One for each copy.

17.                               TRANSFER AND TRANSMISSION OF SHARES

(a)                                  The Company shall keep a “Register of Transfers” and shall have recorded therein fairly and distinctly particulars of every transfer or transmission of any Share and Debenture held in material form.

(b)                                Every instrument of transfer of Shares shall be in writing in the usual common form or in such form a may be prescribed under Section 108 of the Act and shall be delivered to the Company within such time as may be prescribed under the Act.

(c)                                  (1)                                 An application for the registration of a transfer of the Shares in the Company may be made either by the transferor or the transferee.

(2)                                 Where the application is made by the transferor and relates to partly paid Shares, the transfer shall not be registered unless the Company gives notice of the application to the transferee and the transferee makes no objection to the transfer within two weeks from the receipt of the notice.

(d)                                 Every such instrument of transfer shall be executed both by the transferor and the transferee and attested and the transferor shall be deemed to remain the holder of such Share until the name of the transferee shall have been entered in the Register of Members in respect thereof.

(e)                                  The Board shall have power on giving not less than seven days previous notice by advertisement in a newspaper circulating in the city, town or village in which the Registered Office of the Company is situated to close the transfer books, the Register of Members and/or Register of Debenture-holders at such time or times and for such period or periods, not exceeding thirty days at a time and not exceeding in the aggregate forty-five days in each year, as to it may seem expedient.

(f)                                    Subject to the provisions of Section 111A of the Act, or any statutory modification of the said provisions for the time being in force, the Board may, at its own absolute and uncontrolled discretion and without assigning any reason, decline to register or acknowledge any transfer of Shares and in particular may so decline in any case in which the Company has a lien upon the Shares or any of them or whilst any moneys in respect of the Shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Board and such refusal shall not be affected by the fact that the proposed transferee is already a Member.  But in such cases it shall, within 1 month from the date on which the instrument of transfer was lodged with the Company send to the transferee and the transferor notice of refusal to register such transfer.  The registration of a transfer shall be conclusive evidence of the approval of the Board of the transferee.

Provided that registration of a transfer shall not be refused on the ground of the transferor being either alone or jointly with any other Person or Persons indebted to the Company on any account whatsoever except where the Company has a lien on Shares.

(g)                                 Subject to the provisions of the Act and these Articles, the Directors shall have the absolute and uncontrolled discretion to refuse to register a Person entitled by transmission to any Shares or his nominee as if he were the transferee named in any ordinary transfer presented for registration, and shall not be bound to give any reason for such refusal and in particular may also decline in respect of Shares upon which the Company has a lien.

(h)                                 Transfer of Shares in whatever lot should not be refused, though there would be no objection to the Company refusing to split a share certificate into several scrips of any small denominations or to consider a proposal for transfer of Shares comprised in a share certificate to several Members, involving such splitting, if on the face of it such splitting/transfer appears to be unreasonable or without a genuine need.  The Company should not, therefore, refuse transfer of Shares in violation of the stock exchange listing requirements on the ground that the number of Shares to be transferred is less than any specified number.

(i)                                     In the case of the death of any one or more of the Persons named in the Register of Members as the joint-holders of any Share, the survivors shall be the only Person or Persons recognized by the Company as having any title to or interest in such Share, but nothing herein contained shall be taken to release the estate of a deceased joint-holder from any liability on Shares held by him jointly with any other Person.

(j)                                     The Executors or Administrators or holder of the Succession Certificate or the Legal Representatives of a deceased Member, (not being one of two or more joint-holders), shall be the only Persons recognized by the Company as having any title to the Shares registered in the name of such Member, and the Company shall not be bound to recognize such Executors or Administrators or holders of Succession Certificate or the Legal Representatives unless such Executors or Administrators or Legal Representatives shall have first obtained Probate or Letters of Administration or Succession Certificate, as the case may be, from a duly constituted court in the Union of India, provided that the Board may in its absolute discretion dispense with production of Probate or Letters of Administration or Succession Certificate, upon such terms as to indemnify or otherwise as the Board may in its absolute discretion deem fit and may under Article 17(1) of these Articles register the name of any Person who claims to be absolutely entitled to the Shares standing in the name of a deceased Member, as a Member.

(k)                                  The Board shall not knowingly issue or register a transfer of any share to a minor or insolvent or Person of unsound mind.

(l)                                     Subject to the provisions of Articles 17(i) and 17(j), any Person becoming entitled to Shares in consequence of the death, lunacy, bankruptcy of any Shareholder or Member, or by any lawful means other than by a transfer in accordance with these Articles, may with the consent of the Board, (which it shall not be under any obligation to give), upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board thinks sufficient, either be registered himself as the holder of the Shares or elect to have some Person nominated by him and approved by the Board, registered as such holder; provided nevertheless, that if such

Person shall elect to have his nominee registered, he shall testify the election by executing in favour of his nominee an instrument of transfer in accordance with the provisions herein contained and until he does so, he shall not be freed from any liability in respect of the Shares.

(m)                               A Person entitled to a Share by transfer or transmission may, until the Board otherwise determines as provided by Article 51(g) of these Articles, receive and give discharge for any Dividends, bonuses or other moneys payable in respect of the Share, but he shall not be entitled to vote at meetings of the Company save as provided by Article 22(g) of these Articles or save as aforesaid and save as provided by Section 51 and 53 of the Act to any of the rights and privileges of a Member, unless and until he shall have become a Member in respect of the Shares.

(n)                                 Every instrument of transfer shall be presented to the Company duly stamped for registration accompanied by such evidence as the Board may require to prove the title of the transferor, his right to transfer the Shares and every registered instrument of transfer shall remain in the custody of the Company until destroyed by order of the Board.

(o)                                 In case of transfer and transmission of Shares or other marketable securities where the Company has not issued any certificates and where such Shares or securities are being held in any electronic and fungible form in a Depository, the provision of the Depositories Act, 1996 shall apply.

(p)                                 Before the registration of a transfer, the certificate or certificates of the Share or Shares to be transferred must be delivered to the Company along with (save as provided in Section 108 of the Act), a properly stamped and executed instrument of transfer.

(q)                                 No fee shall be charged for registration of transfer, transmission, Probate, Succession Certificate and Letters of administration, Certificate of Death or Marriage, Power of Attorney or similar other document.

(r)                                   The Company shall incur no liability or responsibility whatsoever in consequence of its registering or giving effect to any transfer of Shares made or purporting to be made by any apparent legal owner thereof, (as shown or appearing in the Register of Members), to the prejudice of a Person or Persons having or claiming any equitable right, title or interest to or in the said Shares, notwithstanding that the Company may have had any notice of such equitable right, title or interest or notice prohibiting registration of such transfer, and may have entered such notice or referred thereto, in any book of the Company and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to it of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some book of the Company but the Company shall nevertheless be at liberty to regard and attend to any such notice, and give effect thereto if the Board shall so think fit.

(s)                                 The provision of these Articles shall mutatis mutandis apply to the transfer or transmission by operation of law of the right to Equity Share Equivalents of the Company.

18.                               SHARE WARRANT

(a)                                 The Company may issue share warrants subject to, and in accordance with, the provisions of Section 114 and 115 of the Act; and accordingly the Board may in its discretion, with respect to any Share which is fully Paid up, on application in writing signed by the Persons registered as holder of the Share, and authenticated by such evidence (if any) as the Board may, from time to time, require as to the identity of the Person signing the application, and on receiving the certificate (if any) of the Share, and the amount of the stamp duty on the warrant and such fee as the Board may from time to time require, issue a share warrant.

(b)                                 (i)                                    The bearer of a share warrant may at any time deposit the warrant at the office of the Company, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending, and voting and exercising the other privileges of a Member at any meeting held after the expiry of two clear days from the time of deposit, as if his name were inserted in the Register of Members as the holder of the Share included in the deposited warrant.

(ii)                                 Not more than one Person shall be recognised as depositor of the share warrant.

(iii)                              The Company shall, on two days’ written notice, return the deposited share warrant to the depositor.

(c)                                  (i)                                    Subject as herein otherwise expressly provided, no person shall, as bearer of a share warrant, sign a requisition for calling a meeting of the Company, or attend, or vote or exercise any other privileges of a Member at a meeting of the Company, or be entitled to receive any notices from the Company.

(ii)                                 The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register of Member as the holder of the Shares included in the warrant, and he shall be Member of the Company.

(d)                                 The Board may, from time to time, make rules as to the terms on which (if it shall think fit) a new share warrant or coupon may be issued by way of renewal in case of defacement, loss or destruction.

19.                               CONVERSION OF SHARES INTO STOCK AND RECONVERSION

(a)                                  The Company in General Meeting may convert any paid-up Shares into stock and when any Shares shall have been converted into stock, the several holders of such stock may thenceforth transfer their respective interest therein, or any part of such interests, in the manner and subject to the same regulations as those subject to which Shares from which the stock arises might have been transferred, if no such conversion had taken place or as near thereto as circumstances will admit.  The Company may at any time reconvert any stock into Paid-Up Shares of any denomination.

(b)                                 The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards Dividends, voting at meetings of the company, and other matters, as if they held the Shares from which the stock arose; but no such privileges or advantages, (except participation in the Dividends and profits of the Company and in the assets on winding-up), shall be conferred by an amount of stock which would not, if existing in Shares, have conferred that privilege or advantage.

20.                               MANAGEMENT OF COMPANY’S AFFAIRS

Subject to the provisions of the Act and these Articles, the entire management of the Company’s affairs including all decisions and resolutions shall be entrusted by the Shareholders and the Members of the Company to its Board of Directors.  All matters arising at a meeting of the Board of Directors other than as specified in Article 23 (f) shall be decided by a majority vote, subject to any casting vote of the Chairman in the event of a tied vote.

21.                               MEETING OF MEMBERS

(a)                                  The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year.  All General Meetings other than Annual General Meetings shall be called Extraordinary General Meeting.  The Annual General Meeting shall be held within six months after the expiry of each financial year, provided that not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next.  Nothing contained in the foregoing provisions shall be taken as affecting the right conferred upon the Registrar under the provisions of Section 166(1) of the Act to extend the time within which any Annual General Meeting may be held.  Every Annual General Meeting shall be called for at a time during business hours, on a day that is not a public holiday, and shall be held at the Registered Office of the Company or at some other place within the city, town or village in which the Registered Office of the Company is situate, as the Board may determine and the notices calling the Meeting shall specify it as the Annual General Meeting.  The Company may in any one Annual General Meeting fix the time for its subsequent Annual General Meetings.  Every Member of the Company shall be entitled to attend the Annual General Meeting either in person or by proxy and the Auditor of the Company shall have the right to attend and to be heard at any General Meeting, which he attends on any part of the business which concerns him as Auditor.  At every Annual General Meeting of the Company there shall be laid on the table, the Directors’ Report and Audited Statement of Accounts, Auditors’ Report, (if not already incorporated in the Audited Statement of Accounts), the proxy Register with proxies and the Register of Directors’ shareholdings which latter Register shall remain open and accessible during the continuance of the Meeting.  The Board shall cause to be prepared the Annual Return and forward the same to the concerned Registrar of Companies, in accordance with Sections 159, 161, and 220 of the Act.

(b)                                 The Board may, whenever it thinks fit, call an Extraordinary General Meeting and it shall do so upon a requisition in writing by any two Directors (who shall include the Chairman) or by any Member or Members holding in the aggregate not less than one-tenth of such of the Paid-up capital as at that date carries the right of voting in regard to the matter in respect of which the requisition has been made, and such meeting shall be held at the Registered Office of the Company or at such place and at such time as the Board thinks fit.

(c)                                  Any valid requisition so made by the Members must state the object or objects of the Meeting proposed to be called, and must be signed by the requisitionists and be deposited at the Office; provided that such requisition may consist of several documents in like form each signed by one or more requisitionists.

(d)                                 Upon the receipt of any such requisition, the Board shall forthwith call an Extraordinary General Meeting and if they do not proceed within twenty-one days from the date of the requisition being deposited at the Office to cause a meeting to be called on a day not later than forty-five days from the date of deposit of the requisition, the requisitionists, or such of their number as represent either a majority in value of the Paid-up Share Capital held by all of them or not less than one-tenth of such of the Paid-up Share Capital of the Company as is referred to in Section 169(4) of the Act, whichever is less, may themselves call the Meeting, but in either case any Meeting so called shall be held within three months from the date of the delivery of the requisition as aforesaid.

(e)                                  Any Meeting called under the foregoing Articles by the requistionists, shall be called in the same manner, as nearly as possible, as that in which a Meeting is to be called by the Board.

(f)                                    (i)                                     At least twenty-one days’ clear notice of every General Meeting, Annual or Extraordinary, and by whomsoever called specifying the day, place and hour of Meeting, and the general nature of the business to be transacted thereat, shall be given in the manner hereinafter provided, to such Persons as are under these Articles entitled to receive notice from the Company.  Provided that in case of an Annual General Meeting with the consent in writing of all the Members entitled to vote thereat.  Provided further that in the case of any Meeting other than an Annual General Meeting, with the consent of the Members holding not less than 95% of the Paid-up voting capital of the Company, a Meeting may be convened by a shorter notice.  In the case of an Annual General Meeting, if any business other than (i) the consideration of the accounts, Balance Sheet and Report of the Board of Directors and Auditors, (ii) the declaration of Dividend, (iii) the appointment of Directors in place of those retiring, (iv) the appointment of, and fixing of the remuneration of the Auditors, is to be transacted, and in the case of any other Meeting in any event, there shall be annexed to the notice of the Meeting a statement setting out all material facts concerning each such item of business, including in particular the nature of the concern or interest if any therein of every Director and the Manager (if any).  Where any such item of business relates to or affects any other company, the extent of shareholding interest in that other company of every Director, and the Manager (if any), of the Company shall also be set out in the statement if the extent of such shareholding interest is not less than 20 per cent of the Paid-up Share Capital of that other company.  Where any item of business consists of the according of approval to any document by the Meeting the time and place where the document can be inspected shall be specified in the statement aforesaid.

(ii)                                  Notice of General Meeting must be given to all Members whether resident in India or not.

(iii)                               Every notice may be served by the Company on any Member thereof either personally or by sending it by post to it at its registered address in India and if there be no registered address in India, to the address supplied by the Member to the Company for giving of notice to the Member.

(g)                                 The accidental omission to give any such notice as aforesaid to any of the Members, or the non-receipt thereof, shall not invalidate any Resolution passed at any such Meeting.

(h)                                 No General Meeting, Annual or Extraordinary, shall be competent to enter into, discuss or transact any business which has not been mentioned in the notice or notices by which it was convened.

(i)                                     (a)                                  Five Members present in person or by proxy who shall include at least one of the duly authorised representatives of GA, the NKP Group, the GKP Group and and the AKP Group presence shall be required to form a quorum for a General Meeting.  A body corporate being a Member shall be deemed to be personally present if it is represented in accordance with section 187 of the Act.

(b)                                 Notwithstanding what is stated in Article 21(i)(a) above, any Shareholder may by notice in writing waive the requirement of the presence of its representative for the purpose of constituting a valid quorum in respect of General Meeting.

(j)                                     If, at the expiration of half an hour from the time appointed for holding a Meeting of the Company, a quorum shall not be present, the meeting if convened by or upon the requisition of Members, (other than the Shareholders) shall stand dissolved but in any other case the Meeting shall stand adjourned for 15 days after the original meeting or to the same day in the next week or if that day is a public holiday until the next succeeding day which is not a public holiday at the same time and place or to such other day and such other time and place within the city, town or village in which the Registered Office of the Company is situate, as the Board may determine and if at such adjourned meeting a quorum is not present at the expiration of half an hour from the time appointed for holding the Meeting, the Members present shall be a quorum, and may transact the business for which the meeting was called.  It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

(k)                                  Mr. N. K. Patni shall be the permanent Chairman of the Company.  Each of the AKP Group, the GKP Group, the NKP Group, and the GA Group and their respective nominee Directors present at the Meeting shall vote in favour of Mr. N. K. Patni as the Chairman of every General Meeting, whether Annual or Extraordinary, of the Company.  In the absence of Mr. N.K. Patni at any General Meeting, the GA Nominee shall preside at such meeting as the Chairman.  If for any reason Mr. N. K. Patni is unable to continue as the Chairman of the Company, then the Members shall elect the Chairman of the Board as the Chairman of such meeting.  No business shall be discussed at any General Meeting except the election of a chairman, whilst the Chair is vacant.

(l)                                     (i)                                     The Shareholders shall vote (whether in person or by proxy) all of the Equity Shares owned or held of record by them at any Annual or Extraordinary General Meeting of the Company called for the purpose of filling positions on the Board of Directors, and shall take all actions otherwise necessary, to ensure the election to the Board of Directors of the nominee Directors of GA, the NKP Group, the GKP Group and the AKP Group and the independent Directors as the case may be (so long as such nominees are Persons not disqualified from being appointed as a Director of the Company under Section 274(1) of the Act), and shall ensure that these Articles are implemented and acted upon by them.

(ii)                                  The Shareholder and Members will do nothing to prevent the taking of any action by the Company or act contrary to or with the intent to evade or defeat the term as contained in these Articles.

(m)                               The Chairman with the consent of the Meeting may adjourn any Meeting from time to time and from place to place within the City, Town or Village in which the Registered Office of the Company is situate, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the Meeting which was adjourned.

(n)                                 At any General Meeting, a Resolution put to the vote of the Meeting shall, unless a poll is demanded, be decided on a show of hands.  Before or on the declaration of the result of the voting on any Resolution on a show of hands, a poll may be ordered to be taken by the Chairman of the Meeting of his own motion and shall be ordered to be taken by him on a demand made in that behalf by any Member or Members present in person or by proxy and holding Shares in the Company which confer a power to vote on the Resolution not being less than one-tenth of the total voting power in respect of the Resolution, or in which an aggregate sum of not less than fifty thousand rupees has been paid-up.  The demand for a poll may be withdrawn at any time by the Person or Persons who made the demand.  Unless a poll is demanded, a declaration by the Chairman that a Resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against that Resolution.

(o)                                 In the case of any equality of votes, the Chairman shall, both on a show of hands and at poll, (if any) have a casting vote in addition to the vote or votes to which he may be entitled as a Member.

(p)                                 If a poll is demanded as aforesaid, the same shall subject to Articles 21 (j) and (r) be taken at such time, (not later than forty-eight hours from the time when the demand was made), and place within the City, Town or Village in which the Registered Office of the Company is situate and either by open voting or by ballot or by postal ballot, as the Chairman shall direct and either at once or after an interval or adjournment, or otherwise and the result of the poll shall be deemed to be the decision of the Meeting at which the poll was demanded.  Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.  The demand for a poll may be withdrawn at any time by the Person or Persons who made the demand.

(q)                                 Where a poll is to be taken, the Chairman of the Meeting shall appoint two scrutineers to scrutinize the votes given on the poll and to report thereon to him.  One of the scrutineers so appointed shall always be a Member, (not being an officer or employee of the Company), present at the Meeting provided such a Member is available and willing to be appointed.  The Chairman shall have power at any time before the result of the poll is declared, to remove a scrutineer from office and fill vacancies in the office of scrutineer arising from such removal or from any other cause.

(r)                                    Any poll duly demanded on the election of a Chairman of a Meeting or on any question of adjournment shall be taken at the Meeting forthwith.

(s)                                  The demand for a poll except on the question of the election of the Chairman and of an adjournment shall not prevent the continuance of a Meeting for the transaction of any business other than the question on which the poll has been demanded.

(t)                                    No report of the proceedings of any General Meeting of the Company shall be circulated or advertised at the expense of the Company unless it includes the matters required by these Articles or Section 193 of the Act to be contained in the Minutes of the proceedings of such Meeting.

22.                               VOTES OF THE MEMBERS

(a)                                  Subject to the provisions of the Act, no Member shall be entitled to vote either personally or by an attorney or by proxy for another Member at any General Meeting or Meeting of a class of shareholders either upon a show of hands or upon a poll in respect of any Shares registered in his name on which any calls or other sums presently payable by him have not been paid or in regard to which the Company has and has exercised, any right of lien.

(b)                                 Subject to the provisions of these Articles, and without prejudice to any special privileges or restrictions, if any, as to voting for the time being attached to any class of Shares forming part of the capital of the Company, every Member not disqualified by the last preceding Article, shall be entitled to be present, and to speak and vote at such Meeting, and on a show of hands every Member present in person shall have one vote and upon a poll, the voting right of such Member present, either in person or by proxy, shall be his Share of the Paid-up equity capital of the Company, held alone or jointly with any other Person or Persons.

(c)                                  On a poll taken at a Meeting of the Company, a Member entitled to more than one vote, or his proxy, or other Person entitled to vote for him as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses.

(d)                                 If any Member be a lunatic, idiot, or non-compos mentis, the vote in respect of his Share or Shares shall be by his committee or other legal guardian; provided that such evidence of the authority of the Person claiming to vote as shall be accepted by the Directors, shall have been deposited at the office of the Company not less than forty-eight hours before the time of holding a meeting.

(e)                                  If there be joint registered holders of any Shares, any one of such Persons may vote at any meeting or may appoint another Person, (whether a Member or not), his proxy in respect of such Shares, as if he were solely entitled thereto; but the proxy so appointed shall not have any right to speak at the Meeting and if more than one of such joint-holders be present at any Meeting, that one of the said persons so present whose name stands higher on the Register of Members shall alone be entitled to speak and to vote in respect of such Shares, but the other or others of the joint-holders shall be entitled to be present at the Meeting.  Several Executors or Administrators of a deceased Member in whose name Shares stand shall for the purpose of these Articles be deemed joint-holders thereof.

(f)                                    Subject to the provisions of these Articles, votes may be given personally or by an attorney or by proxy.  A body corporate, whether or not a Company within the meaning of the Act, being a Member may vote either by a proxy or by a representative duly authorised in accordance with Section 187 of the Act and such representative shall be entitled to exercise the same rights and powers, (including the right to vote by proxy), on behalf of the body corporate which he represents as that body could exercise if it were an individual Member.

(g)                                 Any Person entitled under Article 17(l) to transfer any Shares may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such Shares, provided that forty-eight hours at least before the time of holding the Meeting or adjourned Meeting as the case may be at which he proposes to vote he shall satisfy the Board of his right to such Shares and give such indemnity (if any)

as the Board may require unless the Board shall have previously admitted his right to vote at such Meeting in respect thereof.

(h)                                Every proxy, (whether a Member or not), shall be appointed in writing under the hand of the appointer or his attorney, or if such appointer is a corporation under the Common Seal of such corporation or be signed by an officer or an attorney duly authorised by it.  In case of a Member who is of unsound mind or who is a minor, his committee or guardian may appoint such proxy.  The proxy so appointed shall not have any right to speak at the Meetings.

(i)                                    An instrument of proxy may appoint a proxy either for the purposes of a particular Meeting specified in the instrument and any adjournment thereof or it may appoint a proxy for the purposes of every Meeting of the Company, or of every Meeting to be held before a date specified in the instrument and every adjournment of any such meeting.

(j)                                    No Member present only by proxy shall be entitled to vote on a show of hands, but shall be entitled to vote only on a poll.

(k)                                 The instrument appointing a proxy and the power of attorney or other authority, (if any), under which it is signed or a notarially certified copy of that power of authority, shall be deposited at the Registered Office of the Company not later than forty-eight hours before the time for holding the Meeting or adjourned meeting at which the Person named in the instrument proposes to vote, or in the case of a poll, not less than 24 hours before the time appointed for taking of the poll, and in default the instrument of proxy shall not be treated as valid.  No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution.   An attorney shall not be entitled to vote unless the power of attorney or other instrument appointing him or a notarially certified copy thereof has either been registered in the records of the Company at any time not less than forty-eight hours before the time for holding the meeting at which the attorney proposes to vote, or is deposited at the Office of the Company not less that forty eight hours before the time fixed for such meeting as aforesaid.  Notwithstanding that a power of attorney or other authority has been registered in the records of the Company, the Company may by notice in writing addressed to the Member or the attorney, given at least fourteen days before the meeting require him to produce the original power of attorney or authority and unless the same is thereon deposited with the Company not less than forty eight hours before the time fixed for the meeting, the attorney shall not be entitled to vote at such meeting unless the Board in their absolute discretion excuse such non-production and deposit.

(l)                                    Every instrument of proxy whether for a specified Meeting or otherwise should, as far as circumstances admit, be in any of the forms set out in Schedule IX of the Act, or a form as near thereto as circumstance admit.

(m)                              If any such instrument of appointment be confined to the object of appointing an attorney or proxy for voting at meetings of the Company it shall remain permanently or for such time as the Directors may determine in the custody of the Company; if embracing other objects a copy thereof, examined with the original, shall be delivered to the Company to remain in the custody of the Company.

(n)                                A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death of the principal, or revocation of the proxy or of any power of attorney under which such proxy was signed, or the transfer of the Share in respect of which the vote is given, provided that no intimation in writing of the death, revocation or transfer shall have been received at the Office before the Meeting.

(o)                                No objection shall be made to the validity of any vote, except at the meeting or poll, at which such vote shall be tendered, and every vote whether given personally or by proxy, not disallowed at such Meeting or poll shall be deemed valid for all purposes of such Meeting or poll whatsoever.

(p)                                The Chairman of any Meeting shall be the sole judge of the validity of every vote tendered at such Meeting.  The Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

(q)                                (1)                                  The Company shall cause minutes of all proceedings of every General Meeting to be kept by making within thirty days of the conclusion of every such meeting concerned, entries thereof in books kept of that purpose with their pages consecutively numbered.

(2)                                 Each page of every such book shall be initialed or signed and the last page of the record of proceedings of each Meeting in such book shall be dated and signed by the Chairman of the same Meeting within the aforesaid period of thirty days or in the event of the death or inability of that Chairman within that period, by a Director duly authorised by the Board for that purpose.

(3)                                 The Minutes of each Meeting shall contain a fair and correct summary of the proceedings thereat.

(4)                                 All appointments of Officers made at any Meeting aforesaid shall be included in the minutes of the Meeting.

(5)                                 Nothing herein contained shall require or be deemed to require the inclusion in any such Minutes of any matter which in the opinion of the Chairman of the Meeting is, or could reasonably be regarded as, defamatory of any Person, or is irrelevant or immaterial to the proceedings, or is detrimental to the interests of the Company.  The Chairman of the Meeting shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the Minutes on the aforesaid grounds.

(6)                                 Any such Minute shall be evidence of the proceedings recorded therein.

(7)                                 The book containing the minutes of proceedings of General Meeting shall be kept at the Registered Office of the Company and shall be open, during business hours, for such period not being less in the aggregate than two hours in each day as the Board determines, to the inspection of any Member without charge.

(r)                                   The Company shall cause minutes to be duly entered in books provided for the purpose: -

a)                                      of the names of the Directors and Alternate Directors present at each Meeting of the Board;

b)                                     of all Resolutions and proceedings of General Meeting and of the Meeting of the Board;

c)                                      of the names of the Directors, if any, dissenting from or not concurring in the resolution.

23.                              BOARD OF DIRECTORS

(a)                                  Until otherwise determined by the Company in a General Meeting and subject to Section 252 of the Act, the number of Directors (excluding Debenture Directors and Alternate Directors) shall not be less than three nor more than ten.

(b)                                 So long as:

(i)                                     the AKP Group, in aggregate, holds not less than 5% of the Equity Shares, the AKP Group shall be entitled to appoint one permanent Director on the Board of Directors of the Company (the “AKP Nominee”);

(ii)                                  the GKP Group, in aggregate, holds not less than 5% of the Equity shares, the GKP Group shall be entitled to appoint one permanent Director on the Board of Directors of the Company (the “GKP Nominee”);

(iii)                               the NKP Group, in aggregate, holds not less than 5% of the Equity Shares, the NKP Group shall be entitled to appoint one permanent Director on the Board of Directors of the Company (the “NKP Nominee”); and

(iv)                              the GA Group, in aggregate, holds not less than 5% of the Equity Shares, GA shall be entitled to appoint one director on the Board of Directors of the Company (the “GA Nominee”) and each of the other Shareholders undertakes to vote in favour of such nominee for election or re-election to the Board of Directors;

(c)                                  Three of the members of the Board shall be permanent Directors and of whom one will be the AKP Nominee, the GKP Nominee and, the NKP Nominee (collectively referred to as the “Promoter Nominees” and individually as a “Promoter Nominee”).  The GA Nominee Director will be a rotating Director.  If a nominee Director of a Group retires, resigns, is removed or otherwise vacates office at any time then, subject to Article 23(b) that Group shall be entitled to nominate one replacement Director upon the retirement, removal or resignation of their nominee Director and each of the other Shareholders hereby undertake to vote in favour of the appointment of such nominee Director.

(d)                                 Four non-permanent independent Directors shall be appointed as follows: each of the Promoter Nominees and the GA Nominee shall propose the names of one candidate who is willing to act in the capacity of an independent director on the Board.  Within a period of 10 days after the proposal of such names, each of the Promoter Nominees, and the GA Nominee shall seek to unanimously appoint such Persons as the 4 independent Directors of the Company for such term as shall be decided by the Board.  If unanimous consent is not forthcoming within the aforementioned period, as regards a Person or Persons proposed as an independent director, the director or directors proposing such Person may propose another Person to act in the capacity of an independent director on the Board of Directors.  The Shareholders and all the Directors shall thereupon within 5 days of the receipt of such proposal ensure the passage of the necessary Resolutions to appoint such Person as an independent Director to the Board of Directors.  It is agreed by all the Shareholders and their nominee directors that if any of the aforesaid 4 independent directors retire or resign or if any vacancy arises for any other reason, all of the Shareholders agree that such vacancy shall be filled in accordance with the procedure set out in this Article 23(d) commencing as from the date of such vacancy.

(e)                                  Provided that the AKP Group, the GKP Group, the NKP Group, and GA’s right to propose the names of Directors under Article 23(d) shall be subject to reduction as follows:

(1)                                  each of the AKP Group, the GKP Group, the NKP Group, and GA shall not be entitled to propose the names of any Directors under Article 23(d) if the respective Group holds less than 5% of the Equity Shares of the Company and

(2)                                  If any of the AKP Group, the GKP Group, the NKP Group, and GA are no longer entitled to propose the names of Directors under Article 23(e)(1), hereinabove, the AKP Group, the GKP Group, the NKP Group, and GA acknowledge and agree on behalf of themselves and their nominee Directors that such Directors (to the extent the size of the Board of Directors is not reduced) shall be appointed by the majority of the Board for such term as may be determined by the Board.

(f)                                    Notwithstanding anything contained in these Articles, the Shareholders shall vote in favour of necessary amendments to these Articles and if such Resolution is passed to resolve to change the composition of the Board prior to a US Listing: (a) to comply with any US Requirement of Law relating to that US Listing based on an advice of the Company’s US counsel given to the Board and which is accepted by the Board or (b) if a majority of the members of the Board (which shall include any three of the nominee Directors representing the AKP Group, the GKP Group, the NKP Group and GA) propose a change in the Board’s composition as a result of advice from the lead underwriter that unless a change is effected to the composition of the Board, its composition would have an adverse effect on the US Listing.

(g)                                 Mr. N.K. Patni shall be and shall continue as permanent Chairman of the Board, and each of the AKP Group, the GKP Group, the NKP Group, and the GA Group and their respective nominee Directors shall vote in favour of Mr. N.K. Patni as the Chairman of the Board and the Company.  The Shareholders shall cause the Company and the Company shall not cancel the Consultancy Agreement except in accordance with the termination provisions therein.  The Shareholders shall further ensure that they and their nominee Directors will act and continue to act in accordance with the aforementioned Consultancy Agreement and to ensure the continued secondment of Mr. N.K. Patni, the President of Patni (U.S.A), as the CEO of the Company.  Each of the AKP Group, the GKP Group, the NKP Group, and the GA Group, and their respective nominee Directors will further ensure through the Company, that neither Patni (USA) nor any of its Directors will amend, modify or terminate the terms of Mr. N.K. Patni’s contract with Patni (USA), except in accordance with the terms of such contract.  So long as Patni (USA)’s Consultancy Agreement with the Company continues, Mr. N K Patni shall continue to be the CEO of the Company.  The Chairman shall preside at all meetings of the Board and the Company.  In the absence of Mr. N.K. Patni at any meeting of the Board, the GA Nominee shall preside at such meeting as the Chairman.  The Chairman shall have a casting vote in the event of a tied vote.

(h)                                 If for any reason Mr. N.K. Patni is unable to continue as the Chairman, the members of the Board of Directors shall appoint the Chairman.

(i)                                     The Shareholders shall continue to exercise their voting rights as shareholders of the Company and cause their respective nominee Directors on the Board of Directors of the Company to exercise their voting rights to ensure that these Articles are implemented and acted upon by the Shareholders, and by the Company and to prevent the taking of any action by the Company or by any Shareholder or any of their nominee Directors, which is contrary to or with a view or intention to evade or defeat the terms as contained in these Articles.

(j)                                     The nominee Directors of the AKP Group, the GKP Group, the NKP Group, and GA, as the case may be, shall hold office at the pleasure of the AKP Group, the GKP Group, the NKP Group, and GA, as the case may be, and be subject to removal by the AKP Group, the GKP Group, the NKP Group, and GA, as the case may be.  Each of the AKP Group, the GKP Group, the NKP Group, and GA and all the Shareholders hereby agree that, at any time they are entitled to vote for the appointment or removal of directors, they will vote in favour of the election of, and will not vote in favour of the removal of any nominees of any other such Group unless such removal shall be either at the request of such Group that designated such nominee for election to the Board of Directors or by reason of Section 283 of the Act.  If required by the nominating Group, all of the other Shareholders agree to vote for the election as well as the removal, as the case may be, of a Director nominated by the AKP Group, the GKP Group, the NKP Group, and GA, as the case may be.  As and when there is a vacancy on the Board of the Company for any cause or reason out of the Directors nominated, such vacancy shall, subject to Article 23(b), be filled by the AKP Group, the GKP Group, the NKP Group, and GA, as the case may be, whose nominee Director has vacated office.

(k)                                  In respect of each committee of the Board of Directors, GA is entitled to nominate one of the members to each of the audit and compensation committees and such other committees, so long as GA holds 5% or more of the Equity Shares.

(l)                                     No individual shall be appointed to the board of directors of any Subsidiary unless such appointment has been recommended by the Board of Directors.  The Company will circulate the minutes of the meetings of all Subsidiaries to the members of the Board of Directors.

24.                               APPOINTMENT OF ALTERNATE DIRECTORS

(i)                                     Any Director not ordinarily resident in India shall be entitled to nominate an alternate Director with the consent of the Group appointing him, in accordance with the provisions of the Act to act for him during his absence for a period of not less than three months.  Any Director not ordinarily resident in the United States shall be entitled to nominate an alternate Director with the consent of the shareholders appointing him, in accordance with the provisions of the Act for Board meeting held in the United States.

(ii)                                  An Alternate Director appointed under this Article shall not hold office as such, for a longer period than that permissible to the Directors in whose place he has been appointed and shall vacate office if and when the original Director appointing him returns to the said State.  If the term of office of the original Director appointing him is determined before he so returns to the said State any provision in the Act or in these Articles for the automatic reappointment of retiring Directors in default of another appointment shall apply to the original Director and not to the Alternate Director.

25.                               CASUAL VACANCY AND ADDITIONAL DIRECTOR

(a)                                  Subject to the provision of Article 23, Sections 260, 262, 264 and 284 (6) of the Act, the Board shall have power at any time and from time to time to appoint any Person to be a Director either as an addition to the Board or to fill a casual vacancy but so that the total number of Directors shall not at any time exceed the maximum number fixed herein.  Any Additional Director so appointed shall hold office only until the next Annual General Meeting of the Company but shall then be eligible for reappointment.

(b)                                 As and when there is a vacancy on the Board of the Company for any cause or reason out of the Directors nominated, such a vacancy shall subject to Article 23(c), be filled by the AKP Group, the GKP Group, the NKP Group, and GA as the case may be, whose nominee Director has vacated office.  Any Person so appointed shall hold office only upto the date upto, which the original Director (in whose place he is appointed) would have held office, if it had not been vacated.

26.                               REMOVAL OF DIRECTORS

(i)                                     The nominee Directors of each Group shall hold office at the pleasure of that Group and be subject to removal by the Shareholders belonging to that Group.  In the event any Group wishes to remove a Director, who has been appointed as its nominee, the other Shareholders agree to vote for the removal of such Director nominated by that particular Group.

(ii)                                  Except in the event of the removal of a Director for a breach of duty, fraud, bankruptcy or unless contrary to law, all the Shareholder hereto agree on behalf of themselves and their nominee Directors that none of the aforesaid four (4) independent Directors shall be removed except at a General Meeting by the votes of Members (present and voting) holding not less than 51% of the Shares which shall include atleast a Shareholder from each of three of the Groups in a General Meeting and except by the majority of atleast more than 50% of the Directors of the Company which shall include atleast one nominee director from each of three of the Groups in a Board Meeting.

27.                               NO QUALIFICATION SHARES FOR DIRECTORS

A Director shall not be required to hold any qualification shares.

28.                               REMUNERATION OF DIRECTORS

(1)                                  The remuneration payable to each Director for every Meeting of the Board or Committee of the Board attended by them shall be such sum as may be determined by the Board from time to time within the maximum limits prescribed from time to time by the Central Government pursuant to the first proviso to Section 310 of the Act.

(2)                                  The terms, conditions and remuneration of Mr. G. K. Patni and Mr. A. K. Patni, as Executive Directors of the Company are in accordance with Schedule I hereto.

29.                               TRAVEL EXPENSES OF DIRECTORS

The Board shall pay to or on behalf of any Director such sums incurred for traveling, boarding, lodging and other expenses incurred for the purpose of attending Board Meetings

/ committee meetings in addition to his fee for attending such meetings as above specified and if any Director be called upon to go or reside out of town where he normally resides or to go abroad on the Company’s business he shall be entitled to be repaid and reimbursed traveling and other expenses incurred in connection with the business of the Company.

30.                               VACATION OF OFFICE BY DIRECTOR

(1)                                  Subject to Section 283 of the Act, the office of a Director shall ipso facto be vacated if:

(a)                                  he is found to be of unsound mind by a Court of competent jurisdiction; or

(b)                                 he applies to be adjudicated an insolvent; or

(c)                                  he is adjudged an insolvent; or

(d)                                 he is convicted by a Court of any offence involving moral turpitude and is sentenced in respect thereof to imprisonment for not less than six months; or

(e)                                  he fails to pay any calls made on him in respect of Shares of the Company held by him whether alone or jointly with others, within six months from the date fixed for the payment of such call, unless the Central Government has by notification in the Official Gazette removed the disqualification incurred by such failure; or

(f)                                    he absents himself from three consecutive Meetings of the Board or from all Meetings of the Board for a continuous period of three months, whichever is longer, without leave of absence from the Board; or

(g)                                 he, (whether by himself or by any Person for his benefit or on his account), or any firm in which he is a partner, or any private company of which he is a director, accepts a loan, or any guarantee or security for a loan, from the Company, in contravention of Section 295 of the Act; or

(h)                                 he acts in contravention of Section 299 of the Act; or

(i)                                     he becomes disqualified by an order of the Court under Section 203 of the Act; or

(j)                                     he is removed in pursuance of Section 284 of the Act; or

(k)                                  if a nominated Director of any Group, upon receipt of notice by the Board, from all of the Shareholders of such Group, informing the Board of the withdrawal of the nomination;

(l)                                     in the case of nominee Directors, of any Group, upon such Group’s shareholding falling below the limits as stipulated in Article 23(b); or

(m)                               if he is disqualified under section 274 (l)(g) of the Act.

(2)                                  Subject to the provisions of the Act, a Director may resign his office at any time by notice in writing addressed to the Board of Directors.

31.                               DIRECTORS MAY CONTRACT WITH THE COMPANY

Subject to the provisions of the Act:

(a)                                  Any Director or other Persons referred to in Section 314 of the Act may be appointed to or hold any office or place of profit under the Company or under any subsidiary of the Company, in accordance with the provisions of the Act.

(b)                                 A Director of this Company may be or become director of any other company promoted by this Company or in which it may be interested as vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or Member of such company.

(c)                                  Subject to the provisions of Section 297 of the Act, a Director shall not be disqualified from contracting with the Company either as vendor, consultant, purchaser or otherwise for goods, materials or services or for underwriting the subscription of any Shares in or Equity Share Equivalents of the Company nor shall any such contract or arrangement entered into by or on behalf of the Company with a relative of such Director, or a firm in which such Director or relative is a partner or with any other partner in such firm or with a private company of which such Director is a member or Director, be avoided nor shall any Director so contracting or being such Member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding office or of the fiduciary relation thereby established.

(d)                                 Every Director who is in any way, whether directly or indirectly concerned or interested in a contract or arrangement, entered into or to be entered into by or on behalf of the Company shall, disclose the nature of his concern or interest at a meeting of the Board as required by Section 299 of the Act.  A general notice, renewable in the last month of each Financial Year of the Company, that a Director is a Director or a member of any specified firm and is to be regarded as concerned or interested in any subsequent contract or arrangement with that body corporate or firm shall be sufficient disclosure of concern or interest in relation to any contract or arrangement so made and after such general notice it shall not be necessary to give special notice relating to any particular contract or arrangement with such body corporate or firm, provided such general notice is given at a meeting of the Board or the Director concerned takes reasonable steps to secure that it is brought up and read at the first meeting of the Board after it is given.

(e)                                  Each Shareholder shall ensure that any Director appointed by it and the Company complies with the disclosure requirements and the Board approval requirements, if any, under Sections 297 to 302 of the Act.

Provided that this Article will not apply to any contract or arrangement entered into or to be entered into between the Company and any other company where any of the Directors of the Company or two or more of them together holds or hold not more than two percent of the Paid up Share Capital in the other company.

32.                               MANAGING DIRECTORS, CHIEF EXECUTIVE OFFICERS, MANAGERS AND EXECUTIVE DIRECTORS, ETC.

(a)                                  The Company shall have a Managing Director or a Chief Executive Officer (C.E.O.) or a Manager.  The Managing Director or C.E.O. or Manager shall be the Person in charge of and responsible to the Company for conduct of the business of the Company.

(b)                                 For so long as Mr. N. K. Patni is the Managing Director or C.E.O. or Manager, the Managing Director or C.E.O. or Manager shall be entitled to appoint and remove all other key senior personnel and the senior management team of the Company such as the Company Secretary, Chief Finance Officer and the Heads of the various Departments of the Company following consultation with GA.

(c)                                  Subject to the provisions of the Act and these Articles and in particular to the prohibitions and restrictions contained in Section 293 of the Act, the Board shall vest in such Managing Director or CEO all the powers hereby vested in the Board generally.

(d)                                 Mr. N.K. Patni whilst serving as Chief Executive Officer of the Company may elect to become the Managing Director of the Company, and upon receipt of such written notice from Mr. N. K. Patni, all the Shareholders and their respective nominee Directors shall ensure that Mr. N. K. Patni is appointed as the Managing Director of the Company for such periods and on such terms as have been agreed upon by Patni USA and Mr. N. K. Patni.

(e)                                  Mr. G.K. Patni and Mr. A.K. Patni shall be the Executive Directors of the Company as per their terms and conditions of appointment as set out in Schedule I hereto.  The Executive Directors of the Company will work in coordination with the Managing Director or C.E.O., as the case may be and will not issue any instructions that conflict with or are contrary to the instructions of the Managing Director or the C.E.O.  All of the Shareholders shall ensure that they shall not vote for any Resolution to vary or modify the terms of appointment of Mr. G. K. Patni or Mr. A. K. Patni.  Mr. A K Patni and Mr. G K Patni shall be entitled to carry out their duties as Executive Directors in accordance with these Articles under the supervision of the Board.

33.                               (a)                                  The Directors may meet together as a Board for the despatch of business from time to time and unless the Central Government by virtue of the proviso to Section 285 of the Act otherwise directs, shall so meet as required under Section 285 of the Act.  The Directors may adjourn and otherwise regulate their Meetings as they think fit. The provisions of this Article shall not be deemed to be contravened merely by reason of the fact that a Meeting of the Board which had been called in compliance with the terms herein mentioned could not be held for want of a quorum.

(b)                                 Unless waived by each Director resident in the United States, or until Indian Requirements of Law permits Board meetings to be held by video or audio conferencing facility, two of the Board Meetings each year shall be held in the United States.  If permissible under Indian Requirements of Law, a Director may attend Board Meetings by any video or audio conferencing facility that permits simultaneous communication between participants.

34.                              A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Board.  Fifteen clear days’ notice at least of every meeting of the Board shall be given in writing to every Director at his usual address.  Provided, however, that the Chairman of the Board shall have the power to convene a Meeting of the Board or to request the Secretary of the Company to convene a Meeting of the Board by giving a shorter notice subject to the consent of the majority of the Directors.  Such notice or shorter notice may be sent by post or by fax or email depending upon the circumstances.

35.                              Subject to Section 287 of the Act, the quorum for a Meeting of the Board shall be the presence of at least four (4) Directors which must include at least one nominee Director (or his or her alternate) of each of the AKP Group, the GKP Group, the NKP Group, and GA (unless the absent nominee Director consents in writing to a quorum requirement being satisfied despite his or her absence).

Provided that where at any time the number of interested Directors exceeds or is equal to two thirds of the total strength, the number of remaining Directors, that is to say, the number of Directors who are not interested, present at the Meeting being not less than two, shall be the quorum during such time.

36.                               (a)                                  If any duly convened Board meeting cannot be held for want of a Quorum, in terms of Article 35 above then such a meeting shall automatically stand adjourned for 7 days after the original meeting to the same time and place, or if that day is a Public Holiday, on the next succeeding day which is not a Public Holiday to the same time and place.

(b)                                 Provided however, the adjourned meeting may be held on such other date and such other place as may be unanimously agreed by a nominee Director of each of the AKP Group, GKP Group, NKP Group and GA.

(c)                                  If in the event of a Quorum once again not being available at such an adjourned meeting, the Directors present shall constitute the Quorum.

37.                               Subject to Articles 23 (f) questions arising at any meeting of the Board shall be decided by a majority of votes.  In the case of an equality of votes, the Chairman shall have a second or casting vote.

38.                               POWERS OF THE BOARD

Subject to the provisions of the Act and these Articles:-

(a)                                  The Board of Directors shall be entitled to exercise all such power and to do all such acts and things as the Company is authorised to exercise and do, and

(b)                                 The Board of Directors is vested with the entire management and control of the Company, including as regards any and all decisions and resolutions to be passed, for and on behalf of the Company.

(c)                                  All the members of the Board of Directors shall be entitled to inspect the books and papers of the Company and / or cause inquiries to be made about the business affairs and operations of the Company in a manner as decided by the Board from time to time.

39.                               DELEGATION BY THE BOARD:

Without prejudice to the powers conferred by the other Articles and so as not in any way to limit or restrict those powers, the Board may, subject to the provisions of Section 292 of the Act, delegate any of their powers to the Managing Director, the C.E.O. or the Manager of the Company.  The Managing Director, the C.E.O. or the Manager as aforesaid shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on them by the Board and all acts done by them in exercise of the powers so delegated and in conformity with such regulations shall have the like force and effect as if done by the Board.

40.                               Subject to Article 23(k) and the restrictions contained in Section 292 of the Act, the Board may delegate any of their powers to committees of the Board, consisting of such Member or Members of its body as it thinks fit, and it may from time to time revoke and discharge any such committee of the Board either wholly or in part, and either as to persons or purposes; but every committee of the Board so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Board.  All acts done by any such committee of the Board in conformity with such regulations and in fulfillment of the purposes of their appointment but not otherwise, shall have the like force and effect as if done by Board.

41.                               The meetings and proceedings of any such committee of the Board consisting of two or more members shall be governed by the provisions herein contained, for regulating the meetings and proceedings of the Board, so far as the same are applicable thereto and are not superseded by any regulations made by the Board under the last preceding Article.

42.                               RESOLUTION BY CIRCULAR

In addition to personal meetings, the Board may subject to Sections 289 and 292 of the Act, act by circular resolution on any matter except matters which by law may only be acted upon at a meeting.  Such draft of a proposed Resolution must be circulated to every member of the Board whether in India or not, together with any material documents, if required, that may be necessary to vote on such Resolution.

43.                               All acts done by any Meeting of the Board or by a committee of the Board, or by any Person acting as a Director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such Director or Persons acting as aforesaid, or that they or any of them were disqualified or had vacated office or that the appointment of any of them had been terminated by virtue of any provisions contained in the Act or in these Articles, be as valid as if every such Person had been duly appointed, and was qualified to be a Director and had not vacated his office or his appointment had not been terminated.  Provided that nothing in this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have terminated.

44.                               MINUTES OF PROCEEDINGS OF MEETINGS OF THE BOARD

(1)                                  The Company shall cause Minutes of all proceedings of every Meeting of the Board to be kept by making within thirty days of the conclusion of every such Meeting, entries thereof in books kept for that purpose with their pages consecutively numbered.

(2)                                  Each page of every such book shall be initialed or signed and the last page of the record of proceedings of each Meeting in such book shall be dated and signed by the Chairman of the said Meeting or the Chairman of the next succeeding Meeting.

(3)                                  The Minutes of each Meeting shall contain a fair and correct summary of the proceedings thereat.

(4)                                  All appointments of officers made at any of the Meetings aforesaid shall be included in the Minutes of the Meeting.

(5)                                  The Minutes shall also contain

(a)                                  the names of the Directors present at the Meeting, and

(b)                                 in the case of each Resolution passed at the Meeting, the names of the Directors, if any, dissenting from or not concurring in, the Resolution.

45.                               GENERAL POWERS OF THE BOARD

The Board of Directors of the Company shall be entitled to exercise all such powers, and to do all such acts and things, as the Company is authorised to exercise and do.

46.                               REGULATION IN GENERAL MEETING NOT TO INVALIDATE PRIOR ACT OF THE BOARD

No regulation made or Resolution passed by the Company in General Meeting, shall invalidate any prior act of the Board.

47.                               SECRETARY AND OTHER OFFICERS

(a)                                  The Board may from time to time appoint any Person as Secretary of the Company and at their discretion remove any such Secretary to perform any function, which by the Act or these Articles for the time being of the Company are to be performed by the Secretary and to execute any other ministerial or administrative duties which may from time to time be assigned to him by the Board.  The Board may confer upon the Secretary so appointed any powers and duties as are not by the Act or by these Articles required to be exercised by the Board and may from time to time revoke, withdraw, alter or vary all or any of them.  The Board may also at any time appoint some Person (who need not be the Secretary), to maintain the Registers required to be kept by the Company.

(b)                                 The Company Secretary shall be a person responsible to ensure that there should be no default, non-compliance, failure, refusal or contravention of any of the provisions of the Act, or any rules, regulations or directions which the Company is required to conform to or which the Board of Directors of the Company are required to conform to and shall be designated as such and be the officer in default.

(c)                                  Qualified experienced managerial, and marketing executives and other officers shall be appointed for the operation and conduct of the business of the Company as mutually agreed.

48.                               POWERS OF MANAGEMENT

The officers of the Company shall be responsible for the implementation of the decisions of the Board of the Directors and be subject to the authority and direction of the Board of Directors and shall conduct the day to day business of the Company.

49.                               DIRECTORS & OFFICERS LIABILITY INSURANCE

Subject to Indian Requirements of Law, the Company shall procure, at the Company’s cost, comprehensive directors and officers liability insurance for each Director:

(a)                                  on terms approved by the Board;

(b)                                 which includes each Director as a policyholder,

(c)                                  is from an internationally recognised insurer approved by the Board; and

(d)                                 for a coverage for claims of an amount not less than the Rupee equivalent of US$ 15 million in the aggregate.

50.                               SEAL

The Board shall provide a Common Seal for the purposes of the Company, and shall have power from time to time to destroy the same and substitute a new Seal in lieu thereof, and the Board shall provide for the safe custody of the Seal for the time being, and the Seal shall never be used except by the authority of a Resolution of the Board or a committee of the Board previously given and except in the presence of at least one Director (who shall be from time to time nominated by the Board) and the Company Secretary or such other Person as the Board may appoint for the purpose.  Provided that in respect of the share certificate, the Seal shall be affixed in accordance with Rule 6 of the Companies (Issue of Share Certificates) Rules, 1960

50A.                      SEAL OUTSIDE INDIA

The Company shall also be at liberty to have an official Seal in accordance with section 50 of the Act, for use in any territory, district or place outside India, pursuant to a Resolution of the Board.

51.                               DIVIDENDS

(a)                                  The profits of the Company, subject to any special rights relating thereto created or authorised to be created by the Memorandum or these Articles and subject to the provisions of these Articles shall be divisible among the Members in proportion to the amount of capital Paid-up or credited as Paid-up and to the period during the year for which the capital is Paid-up on the Shares held by them respectively.  Provided always that, (subject as aforesaid), any capital Paid-up on a Share during the period in respect of which a Dividend is declared, shall unless the Directors otherwise determine, only entitle the holder of such Share to an apportioned amount of such Dividend as from the date of payment.

(b)                                 Subject to the provisions of Section 205 of the Companies Act, 1956 the Company in General Meeting may declare Dividends, to be paid to Members according to their respective rights and interest in the profits but no Dividends shall exceed the amount recommended by the Board, but the Company in General Meeting may declare a smaller Dividend, and may fix the time for payments not exceeding 30 days from the declaration thereof.

(c)                                  (i)                                     No Dividend shall be declared or paid otherwise than out of profits of the Financial Year arrived at after providing for depreciation in accordance with the provisions of Section 205 of the Act or out of the profits of the Company for any previous Financial Year or years arrived at after providing for depreciation in accordance with those provisions and remaining undistributed or out of both provided that: -

(x)                                   if the Company has not provided for depreciation for any previous Financial Year or years it shall, before declaring or paying a Dividend for any Financial Year provide for such depreciation out of the profits of that Financial Year or out of the profits of any other previous Financial Year or years.

(y)                                 if the Company has incurred any loss in any previous Financial Year or years the amount of the loss or an amount which is equal to the amount provided for depreciation for that year or those years whichever is less, shall be set off against the profits of the Company for the year for which the Dividend is proposed to be declared or paid or against the profits of the Company for any previous Financial Year or years arrived at in both cases after providing for depreciation in accordance with the provisions of sub-section (2) of Section 205 of the Act or against both.

(ii)                                  The declaration of the Board as to the amount of the net profits shall be conclusive.

(d)                                 The Board may from time to time, pay to the Members such interim Dividend as in their judgment the position of the Company justifies.

(e)                                  Where capital is paid in advance of calls upon the footing that the same shall carry interest, such capital shall not whilst carrying interest, confer a right to participate in profits or Dividend.

(f)                                    (i)                                     Subject to the rights of Persons, if any, entitled to Shares with special rights as to Dividend, all Dividends shall be declared and paid according to the amounts paid or credited as paid on the Shares in respect whereof Dividend is paid but if and so long a nothing is paid upon any Shares in the Company, Dividends may be declared and paid according to the amounts of the Shares.

(ii)                                  no amount paid or credited as paid on Shares in advance of calls shall be treated for the purpose of this regulation as paid on Shares.

(iii)                               All Dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the Dividend is paid, but if any Shares are issued on terms providing that it shall rank for Dividend as from a particular date such Shares shall rank for Dividend accordingly.

(g)                                 Subject to the provisions of the Act, the Board may retain the Dividends payable upon Shares in respect of which any Person is, under Article 17(m) of the Articles entitled to become a Member, or which any Person under that Article is entitled to transfer, until such Person shall become a Member, in respect of such Shares or shall duly transfer the same.

(h)                                 Any one of several Persons who are registered as the joint-holders of any Share may give effectual receipts for all Dividends or bonus and payments on account of Dividends or bonus or sale proceeds of fractional certificates or other moneys payable in respect of such Shares.

(i)                                     Subject to the provisions of the Act, no Member shall be entitled to receive payment of any interest or Dividends in respect of his Share or Shares, whilst any money may be due or owing from him to the Company in respect of such Share or Shares or otherwise, howsoever, either alone or jointly with any other Person or Persons; and the Board may deduct from the interest or Dividend payable to any Member all sums of money so due from him to the Company.

(j)                                     A transfer of Shares shall not pass the right to any Dividend declared thereon before the registration of the transfer.

(k)                                  Unless otherwise directed any Dividend may be paid by cheque or warrant or by a pay slip or receipt having the force of a cheque or warrant sent through the post to the registered address of the Member or Person entitled or in case of joint-holders to that one of them first named in the Register of Members in respect of the joint-holding.  Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent and in case of joint-holders to that one of them first named in the Register of Members in respect of the joint-holding.  The Company shall not be liable or responsible for any cheque or warrant or pay slip or receipt lost in transmission, or for any Dividend lost to the Member or Person entitled thereto by the forged endorsement of any cheque or warrant or the forged signature or any pay slip or receipt of the fraudulent recovery of the Dividend by any other means.  If two or more Persons are registered as joint-holders of any Share or Shares any one of them can give effectual receipts for any moneys payable in respect thereof.  Several Executors or Administrators of a deceased Member in whose sole name any Shares stands, shall for the purposes of this clause be deemed to be joint-holders thereof.

(l)                                     No unpaid Dividend shall bear interest as against the Company.

(m)                               Any General Meeting declaring a Dividend may on the recommendation of the Board, make a call on the Members of such amount as the Meeting fixes, but so that the call on each Member shall not exceed the Dividend payable to him, and so that the call be made payable at the same time as the Dividend; and the Dividend may, if so arranged between the Company and the Members, be set-off against the calls.

52.                               CAPITALISATION OF PROFITS

The Company in General Meeting may, upon the recommendation of the Board, resolve:

i)                                         that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and

ii)                                      that such sum be accordingly set free from distribution in the manner specified herein below in clause (iii) amongst the Members who would have been entitled thereto, if distributed by way of Dividends and in the same proportions.

iii)                                   The sum aforesaid shall not be paid in cash but shall be applied either in or towards:

(a)                                  paying up any amounts for the time being unpaid on any Equity Shares held by such Members respectively;

(b)                                 paying up in full, un-issued Equity Shares of the Company to be allotted and distributed, credited as fully Paid up, to and amongst such members in the proportions aforesaid; or

(c)                                  partly in the way specified in sub-clause (a) and partly in the way specified in sub-clause (b).

53.                               RESOLUTION FOR CAPITALISATION OF RESERVES AND ISSUE OF FRACTIONAL CERTIFICATE

The Board shall give effect to the Resolution passed by the Company in pursuance of this regulation.

Whenever such a Resolution as aforesaid shall have been passed, the Board shall:

(a)                                  make all appropriation and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid Equity Shares or Equity Share Equivalents, if any; and

(b)                                 generally do all acts and things required to give effect thereto.

54.                               ACCOUNTS

(a)                                  The Company shall keep at its Registered Office or at such other place in India as the Board thinks fit, proper books of account in accordance with Section 209 of the Act with respect to: -

(i)                                     all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure take place;

(ii)                                  all sales and purchases of goods or services by the Company; and

(iii)                               the assets and liabilities of the Company.

(b)                                 Where the Board decides to keep all or any of the books of account at any place other than the Registered Office of the Company, the Company shall within seven days of the decision file with the Registrar, a notice in writing giving the full address of that other place.

(c)                                  The Company shall preserve in good order the books of account relating to a period of not less than eight years preceding the current year.

(d)                                 When the Company has a branch office, whether in or outside India, the Company shall be deemed to have complied with this Article if proper books of account relating to the transactions effected at the branch office are kept at the branch office and proper summarized returns made upto dates at intervals of not more than three months, are sent by the branch office to the Company at its Registered Office or at the other place in India, at which the Company’s books of account are kept as aforesaid.

(e)                                  The books of account shall give a true and fair view of the state of affairs of the Company or branch office, as the case may be, and explain its transactions and shall be open to inspection by any Director during business hours.

(f)                                    Subject to the provisions of the Act, the Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members, not being Directors, and no Member, (not being a Director), and their authorised representatives shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Board or by the Company in the General Meeting.

(g)                                 The Board shall from time to time, in accordance with Sections 210, 211, 212, 215 216, and 217 of the Act, cause to be prepared and to be laid before the Company in General Meeting the Balance Sheet, Profit and Loss Accounts and Report as are required by the said Sections.

(h)                                 The Balance Sheet of the Company shall give a true and fair view of the state of affairs of the Company as at the end of the Financial Year and shall subject to the provisions of Section 211 be in the form set out in Part I of Schedule VI of the Act or as near thereto as circumstances permit.

(i)                                     The Profit and Loss Account of the Company shall give a true and fair view of the profit and loss of the Company for the Financial Year and shall subject to the provisions of Section 211 comply with the requirements of Part II of Schedule VI of the Act, so far as they are applicable thereto.

(j)                                     The Profit and Loss Account and Balance Sheet shall be signed by the Company Secretary, if any, and by not less than two Directors, one of whom shall be a Managing Director, if there is one, provided that if there is only one Director present in India at the time, the Profit and Loss Account and Balance Sheet shall be signed by such Director but in such a case there shall be attached to the Profit and Loss Account and Balance Sheet a statement signed by such Director explaining the reason for non-compliance with the aforesaid provision requiring the signature of Directors.

(k)                                  Every such Balance Sheet shall be accompanied by a report of the Board of Directors with respect to the state of the Company’s affairs and as to the amounts, if any, which it proposes to carry to reserves either in such Balance Sheet or in a subsequent Balance Sheet and the amount, if any, which it recommends should be paid by way of Dividend and material changes and commitments, if any, affecting the financial position of the Company which have occurred between the end of the Financial Year of the Company to which the Balance Sheet relates and the date of the Report and information as to the conservation of energy, technology absorption, foreign exchange earnings and outgo in a prescribed manner.  The Board’s Report shall, so far as is material for the appreciation of the state of the Company’s affairs by its Members and will not in the Board’s opinion be harmful to the business of the Company (or any of its Subsidiaries) deal with any changes which have occurred during the Financial Year in the nature of the Company’s business, in the Company’s Subsidiaries or in the nature of the business carried on by them and generally in the classes of business in which the Company has an interest and any other information as may be required by Section 217 of the Act.  The Board shall also give the fullest information and explanations in its Report aforesaid or in an addendum to that Report, on every reservation, qualification or adverse remark contained in the Auditor’s Report.  The Board’s Report and any addendum thereto [shall be signed by at least two Directors who shall be the Chairman and one other Director.] Auditors shall be appointed and their rights and duties regulated in accordance with Sections 224 to 233 of the Act.

(l)                                     Every account of the Company when audited and approved by a General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof.  Whenever any such error is discovered within that period the account shall forthwith be corrected, and thenceforth shall be conclusive.

55.                               DISTRIBUTION OF ASSETS IN SPECIE OR KIND UPON WINDING UP

(a)                                  If the Company shall be wound up, whether voluntarily, or under supervision or under compulsion, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the Members, in specie or kind the whole or any part of the assets of the Company, whether they shall consist of property of the same kind or not.

(b)                                 For the purpose aforesaid, the liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different class of Members.

56.                               INDEMNITY AND RESPONSIBILITY

(a)                                  Subject to the provisions of Section 201 of the Act, every Director, Manager, Managing Director, Secretary and other officers or servants of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all the costs, losses and expenses which any Director, Manager, Managing Director, Secretary, officer or servant may incur or become liable to by reason of any contract entered into or in any way in the discharge of his duties, including expenses and in particular, and so as not to limit the generality of the foregoing provisions, against all liabilities incurred by him as such Director, Manager, Managing Director, Secretary, officer or servant in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or he is acquitted, or in connection with any application under Section 633 of the Act in which relief is granted by the Court and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all claims.

(b)                                 Subject to the provisions of Section 201 of the Act, no Director, Managing Director, Manager, Secretary, officer or servant of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director.  Managing Director, Secretary, Manager, or officer, or servant or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortiuous act of any Person, company or corporation, with whom any moneys, securities or effects shall be entrusted or deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss or damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

57.                               SECRECY

(a)                                  Every Director including Managing, Executive, Debenture or Special Director, Manager, Secretary, Treasurer, Trustees for the time being of the Company, Member, member of a committee, officer, servant, agent, accountant or any other Person employed in or about the Company shall if so required by the Board of Directors before entering upon his duties, sign a declaration pledging himself to observe strict secrecy respecting all transactions of the Company with its customers and the state of accounts with individuals and all manufacturing, technical and business information of the Company, except when required so to do by the Board or by any meeting or by a Court of law or by the Person to whom such matters relate and except so far as may be necessary in order to comply with any of the provisions in these Articles.

(b)                                 No Member or other Person (not being a Director) shall be entitled to visit or inspect any works of the Company without the permission of the Board or the Managing Director or Manager or the CEO or to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, secret process or any other matter which may relate to the conduct of the business of the Company and which in the opinion of the Board, it would be inexpedient in the interest of the Company to disclose.

58.                               AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

(a)                                  The Members shall vote all the Shares owned or held of record by such Members at any Annual or Extraordinary General Meeting of the Company in accordance with these Articles.

(b)                                 The Members shall not pass any resolution or take any decision which is contrary to any of the terms of these Articles.

(c)                                  The Articles of the Company shall not be amended unless Members holding not less than 75% of the Shares (who are entitled to vote) cast votes in favour of each such amendment of the Articles and which shall include the favourable votes of each of the AKP Group, GKP Group, NKP Group and GA respectively, so long as each of the respective Groups hold at least 10% of the Shares of the Company and vote on each amendment/s.

(d)                                 Notwithstanding anything stated in these Articles, if the members of the AKP Group, the GKP Group, the NKP Group, or the GA Group cease to individually hold as a Group (but not as a result of contravention of any term or condition of these Articles by any Person other than a member of that Group), at least 5% of the Company’s Equity Shares at any time then the rights and obligations of the members of that Group as Shareholders under these Articles shall cease but such cessation shall have no effect on any of their accrued rights or remedies.

SCHEDULE I

TERMS AND CONDITIONS OF APPOINTMENT FOR
EXECUTIVE DIRECTORSHIP

I.                 EMPLOYMENT AGREEMENT—MR. G K PATNI

It had been agreed between the Company, the Shareholders and Mr. G. K. Patni (GKP) that as from 24th October 2000 (“Effective Date”) the Terms and Conditions of Mr. G. K. Patni’s employment would be subject to compliance with the provisions of the Company’s Act and applicable laws and regulations and would be modified in the following manner:

1.                                      SALARY

Rs. 5,00,000/- per month with effect from the Effective Date. After the First Year, the Salary for each year of the First Term (as hereinafter defined in Clause 12) and the Second Term (as hereinafter defined in Clause 12) shall be subject to upward adjustment of 10% of the last year’s Salary.

2.                                      HOUSING

A.                                   The Expenditure on hiring furnished accommodation for Mr. G.K. Patni will be Subject to a ceiling of 15% of the Salary.

B.                                     Mr. G. K. Patni shall be entitled to house allowance subject to a ceiling of 15% of the Salary.

C.                                     The expenditure incurred by the Company on gas, electricity, water and furnishing shall be valued as per the provisions of Income Tax Rules, 1962.  This shall, however, be subject to a ceiling of 5% of the Salary of Mr. G.K. Patni.

3.                                      MEDICAL REIMBURSEMENT

Expenses incurred for Mr. G.K. Patni and his family, including premium for medical insurance as permissible from time to time.

4.                                      LEAVE AND TRAVEL ALLOWANCE

Leave Travel Expenses for Mr. G.K. Patni and his family, once in a year incurred in accordance with the rules of the Company.

5.                                      PROVIDENT FUND

Contribution towards provident fund as per the rules of the Company.

6.                                      PENSION

The Company shall provide the following Retirement Benefits to Mr. G. K. Patni or his surviving spouse.

A)                                  On Mr. G. K. Patni’s retirement or the termination of his employment relationship with the Company 50% of Mr. G. K. Patni’s last Annual Salary (plus House Rent Allowance), payment to start when Mr. G. K. Patni reaches the age of 65; and

B)                                    Full Medical Insurance Coverage:

In the event of Mr. G.K. Patni’s death, prior to electing retirement from the Company or reaching the age of 65, the foregoing benefits shall commence to be paid to the Employee’s Surviving spouse until her death.

7.                                      GRATUITY

Gratuity as per the rules of the Company not exceeding half a month’s Salary for each completed year of service.

8.                                      EARNED LEAVE

On full pay and allowances as per rules of the Company but not exceeding one month’s leave for every eleven months of service.  Leave accumulated shall be encashable at the end of the tenure.

9.                                      MINIMUM REMUNERATION

In the event of absence or inadequacy of profits in any financial year during the tenure Mr. G.K. Patni, the Board of Directors shall revise the remuneration payable Mr. G.K. Patni during such financial year in such manner as agreed to between the Board of Directors Mr. G.K. Patni and within the limits prescribed in this behalf under Schedule XIII to the Companies Act, 1956.

10.                               INCENTIVE COMPENSATION

Mr. G.K. Patni shall be eligible to participate in any Incentive Compensation Plan including ESOP established by the Company for its Executive Directors, Directors and the Employees.

11.                               OTHER TERMS

Mr. G.K. Patni shall be provided with two cars for use for Company’s business and telephone at residence.

Mr. G.K. Patni shall be entitled to reimbursement of all actual expenses, including any entertainment and traveling incurred by him in the course of the Company’s Business.

Mr. G.K. Patni so long as he functions as such he shall not be paid any sitting fees for attending meetings of the Board of Directors or Committees thereof.

12.                               APPOINTMENT

Mr. G.K. Patni was appointed as Executive Director for 5 years from the Effective Date (“First Term”).  This Term will be automatically renewed for a further period of 5 years (“Second Term”).  The Board of Directors will have the option to terminate the appointment any time after the start of the Second Term.

It has been further agreed that Mr. G.K. Patni will serve as Executive Director for the First Term during which his employment is not subject to termination.

13.                               TERMINATION OF EMPLOYMENT

This agreement shall be terminated on the occurrence of the following:

(i)                                     On death while this Agreement is in effect.

(ii)                                  Permanent disability while this Agreement is in effect.

(iii)                               Termination of the Executive Director by the Board of Directors during the Second Term of Appointment.

(iv)                              Resignation by the Executive Director due to irresolvable issues with the Board of Directors.

In the event of termination for any of the reasons specified above in (i), (ii), (iii), and (iv) Mr. G.K. Patni shall receive as a lump sum Severance payment, a sum equal to 5 times the annual salary plus house rent allowance.

II.             EMPLOYMENT AGREEMENT — MR. A K PATNI

It had been agreed between the Company, the Shareholders and Mr. A. K. Patni (AKP) that as from 24th October 2000 (“Effective Date”) the Terms and Conditions of Mr. A. K. Patni’s employment would be subject to compliance with the provisions of the Company’s Act and applicable laws and regulations and would be modified in the following manner:

1.                                      SALARY

Rs. 5,00,000/- per month with effect from the Effective Date.  After the First Year, the Salary for each year of the First Term (as hereinafter defined in Clause 12) and the Second Term (as hereinafter defined in Clause 12) shall be subject to upward adjustment of 10 % of the last year’s Salary.

2.                                      HOUSING

A.                                   The Expenditure on hiring furnished accommodation for Mr. A.K. Patni will be Subject to a ceiling of 15% of the Salary.

B.                                     Mr. A. K. Patni shall be entitled to house allowance subject to a ceiling of 15% of the Salary.

C.                                     The expenditure incurred by the Company on gas, electricity, water and furnishing shall be valued as per the provisions of Income Tax Rules, 1962.  This shall, however, be subject to a ceiling of 5% of the Salary of Mr. A.K. Patni.

3.                                      MEDICAL REIMBURSEMENT

Expenses incurred for Mr. A.K. Patni and his family, including premium for medical insurance as permissible from time to time.

4.                                      LEAVE AND TRAVEL ALLOWANCE

Leave Travel Expenses for Mr. A.K. Patni and his family, once in a year incurred in accordance with the rules of the Company.

5.                                      PROVIDENT FUND

Contribution towards provident fund as per the rules of the Company.

6.                                      PENSION

The Company shall provide the following Retirement Benefits to Mr. A. K. Patni or his surviving spouse.

A)                                  On Mr. A. K. Patni’s retirement or the termination of his employment relationship with the Company 50% of Mr. A. K. Patni’s last Annual Salary (plus House Rent Allowance), payment to start when Mr. A. K. Patni reaches the age of 65; and

B)                                    Full Medical Insurance Coverage:

In the event of Mr. A.K. Patni’s death, prior to electing retirement from the Company or reaching the age of 65, the foregoing benefits shall commence to be paid to the Employee’s Surviving spouse until her death.

7.                                      GRATUITY

Gratuity as per the rules of the Company not exceeding half a month’s Salary for each completed year of service.

8.                                      EARNED LEAVE

On full pay and allowances as per rules of the Company but not exceeding one month leave for every eleven months of service. Leave accumulated shall be encashable at the end of the tenure.

9.                                      MINIMUM REMUNERATION

In the event of absence of inadequacy of profits in any financial year during the tenure Mr. A.K. Patni, the Board of Directors shall revise the remuneration payable Mr. A.K. Patni during such financial year in such manner as agreed to between the Board of Directors Mr. A.K. Patni and within the limits prescribed in this behalf under Schedule XIII to the Companies Act, 1956.

10.                               INCENTIVE COMPENSATION

Mr. A.K. Patni shall be eligible to participate in any Incentive Compensation Plan including ESOP established by the Company for its Executive Directors, Directors and the Employees.

11.                               OTHER TERMS

Mr. A.K. Patni shall be provided with two cars for use for Company’s business and telephone at residence.

Mr. A.K. Patni shall be entitled to reimbursement of all actual expenses, including on entertainment and traveling incurred by him in the course of the Company’s Business.

Mr. A.K. Patni so long as he functions as such he shall not be paid any sitting fees for attending meetings of the Board of Directors or Committees thereof.

12.                               APPOINTMENT

Mr. A.K. Patni would be appointed as Executive Director for 5 years from the Effective Date (“First Term”). This Term will be automatically renewed for a further period of 5 years (“Second Term”).  The Board of Directors will have the option to terminate the appointment any time after the start of the Second Term.

It has been further agreed that Mr. A.K. Patni will serve as Executive Director for the First Term during which his employment is not subject to termination.

13.                               TERMINATION OF EMPLOYMENT

This agreement shall be terminated on the occurrence of the following:

(i)                                     On death while this Agreement is in effect

(ii)                                  Permanent disability while this Agreement is in effect.

(iii)                               Termination of the Executive Director by the Board of Directors during the Second Term of Appointment.

(iv)                              Resignation by the Executive Director due to irresolvable issues with the Board of Directors.

In the event of termination for any of the reasons specified above in (i), (ii), (iii), and (iv) Mr. A.K. Patni shall receive as a lump sum Severance payment, a sum equal to 5 times the annual salary plus house rent allowance.

We the several persons whose names and addresses are subscribed hereto, are desirous of being formed into a Company, in pursuance of this Articles of Association, and we respectively agree to take the number of shares in the capital of the Company as set opposite to our respective names.

Sr. No.	Name, description & occupation of the subscribers & signature	Address	No. of Equity Shares taken by each subscriber	Name, address, description of witness along with occupation and signature

1.	Shri Sobhagmal Patni Son of Shri Maganmal Patni Industrialist	C/o. Maganmal Nemichand, 6/94, Belanganj, Agra.	One (1)

Sd/-Sobhagmal Patni

2.	Shri Gajendra Kumar Patni Son of Shri Sohhagmal Patni Industrialist	S. No. 1-A, Irani Market, Compound, Yeravada, Poona - 6	One (1)	Chandmal Bandi Advocate Supreme Court of India 14A East & West Villa, Shanker Seth Road, Bombay-400 007.

	Sd/- Gajendra Kumar Patni			Sd/-Chandmal Bandi

3.	Shri Ashok Kumar Patni Son of Shri Sobhagmal Patni Industrialist	S. No. 1-A, Irani Market, Compound, Yeravada, Poona - 6	One (1)

Sd/-Ashok Kumar Patni

Three (3) Equity Shares

Dated this 30th Day of January, 1978.